EXHIBIT 4.2

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                      MILLICOM INTERNATIONAL CELLULAR S.A.

                                                         Issuer

                                      TO

                              THE BANK OF NEW YORK

                                                        Trustee

                           -------------------------

                                   Indenture

                            Dated as of May 8, 2003

                           -------------------------


                                  $63,714,000

                        2% SENIOR CONVERTIBLE PIK NOTES

                                    Due 2006

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                      MILLICOM INTERNATIONAL CELLULAR S.A.
                 Certain Sections of this Indenture relating to
                        Sections 310 through 318 of the
                          Trust Indenture Act of 1939:


 Trust Indenture
   Act Section                                                 Indenture Section
----------------                                               -----------------
ss.310 (a)(1)                                                  6.09
        (a)(2)                                                 6.09
        (a)(3)                                                 Not Applicable
        (a)(4)                                                 Not Applicable
        (a)(5)                                                 6.09
        (b)                                                    6.08
                                                               6.10
ss.311 (a)                                                     6.13
        (b)                                                    6.13
ss.312 (a)                                                     7.01
                                                               7.02(a)
        (b)                                                    7.02(b)
        (c)                                                    7.02(c)
ss.313 (a)                                                     7.03(a)
        (b)                                                    7.03(a)
        (c)                                                    7.03(a)
        (d)                                                    7.03(b)
ss.314 (a)                                                     7.04
        (a)(4)                                                 1.01
                                                               10.04
        (b)                                                    Not Applicable
        (c)(1)                                                 1.02
        (c)(2)                                                 1.02
        (c)(3)                                                 Not Applicable
        (d)                                                    Not Applicable
        (e)                                                    1.02
ss.315 (a)                                                     6.01
        (b)                                                    6.02
        (c)                                                    6.01
        (d)                                                    6.01
        (e)                                                    5.14
ss.316 (a)                                                     1.01
       (a)(1)(A)                                               5.12
       (a)(1)(B)                                               5.02, 5.13
       (a)(2)                                                  Not Applicable
       (b)                                                     5.08
       (c)                                                     1.04(c)


                                      -i-


ss. 317(a)(1)                                                  5.03
       (a)(2)                                                  5.04
       (b)                                                    10.03
ss.318 (a)                                                     1.07
















                                       ii
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                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
Parties                                                                       1
Recitals of the Company                                                       1
                                  ARTICLE ONE
                      DEFINITIONS AND OTHER PROVISIONS OF
                              GENERAL APPLICATION

   SECTION 1.01   Definitions .................................................1
                  Acquired Debt ...............................................2
                  Act .........................................................2
                  Additional Step-Up ..........................................2
                  Affiliate ...................................................2
                  Agent Member ................................................2
                  Applicable Procedures .......................................2
                  Asset Disposition ...........................................2
                  Authenticating Agent ........................................3
                  Board of Directors ..........................................3
                  Board Resolution ............................................3
                  Business Day ................................................3
                  Capital Lease Obligation ....................................3
                  Capital Stock ...............................................3
                  Cash Equivalents ............................................3
                  Cellular Operating Income ...................................4
                  Change of Control ...........................................4
                  Closing Price ...............................................4
                  Commission ..................................................5
                  Common Stock ................................................5
                  Company .....................................................5
                  Company Request or Company Order ............................5
                  Consolidated Corporate and License Acquisition Expense ......5
                  Consolidated Income Tax Expense .............................5
                  Consolidated Interest Expense ...............................5
                  Consolidated Net Income .....................................6
                  Corporate Trust Office ......................................6
                  corporation .................................................6
                  Credit Facility .............................................6
                  Debt ........................................................7
                  Debt Coverage Ratio .........................................7
                  Default Amount ..............................................7
                  Defaulted Interest ..........................................7
                  Depository ..................................................8
                  Event of Default ............................................8

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                  Exchange Act ................................................8
                  Expiration Date .............................................8
                  Global Security .............................................8
                  Government Securities .......................................8
                  Gradation ...................................................8
                  Guarantee ...................................................8
                  Holder ......................................................9
                  Incur .......................................................9
                  Indenture ...................................................9
                  Interest Payment Date .......................................9
                  Interest Rate, Currency or Commodity Price Agreement ........9
                  Investment ..................................................9
                  Investment Grade ............................................9
                  Lien ........................................................9
                  Maturity ...................................................10
                  Minority Owned Affiliate ...................................10
                  Moody's ....................................................10
                  Net Available Proceeds .....................................10
                  Offer to Purchase ..........................................10
                  Officer's Certificate ......................................12
                  Opinion of Counsel .........................................12
                  Other Securities                  Error! Bookmark not defined.
                  Outstanding ................................................13
                  Paying Agent ...............................................13
                  Permitted Holder ...........................................13
                  Permitted Interest Rate, Currency or Commodity
                    Price Agreement ..........................................13
                  Permitted Investments ......................................14
                  Person .....................................................15
                  Predecessor Security .......................................15
                  Preferred Dividends ........................................15
                  Preferred Stock ............................................15
                  Pro Rata Portion ...........................................15
                  Purchase Date ..............................................15
                  Rating Agencies ............................................16
                  Rating Category ............................................16
                  Receivables ................................................16
                  Receivables Sale ...........................................16
                  Redeemable Stock ...........................................16
                  Redemption Date ............................................16
                  Redemption Price ...........................................16
                  Registration Rights Agreement ..............................16
                  Regular Record Date ........................................16
                  Regulation S ...............................................16
                  Regulation S Global Securities .............................16
                  Regulation S Legend ........................................17
                  Regulation S Securities ....................................17

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                  Related Assets .............................................17
                  Related Business ...........................................17
                  Related Person .............................................17
                  Resale Registration Statement ..............................17
                  Responsible Officer ........................................17
                  Restricted Affiliate .......................................17
                  Restricted Global Security .................................17
                  Restricted Group ...........................................17
                  Restricted Securities ......................................18
                  Restricted Securities Certificate ..........................18
                  Restricted Securities Legend ...............................18
                  Restricted Period ..........................................18
                  Restricted Subsidiary ......................................18
                  S&P ........................................................18
                  Securities Act .............................................18
                  Security Register and Security Registrar ...................18
                  Senior Debt ................................................18
                  Significant Restricted Group Member ........................19
                  Special Interest ...........................................19
                  Special Record Date ........................................19
                  Stated Maturity ............................................19
                  Step-Down Date .............................................19
                  Step-Up ....................................................19
                  Strategic Investor .........................................19
                  Subsidiary .................................................19
                  Successor Security .........................................19
                  Trustee ....................................................19
                  Trust Indenture Act ........................................20
                  Unrestricted Affiliate .....................................20
                  Unrestricted Subsidiary ....................................20
                  Vice President .............................................20
                  Voting Stock ...............................................20
                  Weighted Average Life to Maturity ..........................20
                  Wholly Owned Restricted Subsidiary .........................21
                  13 1/2% Notes ..............................................21
SECTION 1.02 Compliance Certificates and Opinions. ...........................21
SECTION 1.03 Form of Documents Delivered to Trustee. .........................21
SECTION 1.04 Acts of Holders; Record Dates. ..................................22
SECTION 1.05 Notices, Etc., to Trustee and Company ...........................23
SECTION 1.06 Notice to Holders; Waiver. ......................................23
SECTION 1.07 Conflict with Trust Indenture Act ...............................24
SECTION 1.08 Effect of Headings and Table of Contents ........................24
SECTION 1.09 Successors and Assigns ..........................................24
SECTION 1.10 Separability Clause. ............................................24
SECTION 1.11 Benefits of Indenture ...........................................24
SECTION 1.12 Governing Law. ..................................................24

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SECTION 1.13 Submission to Jurisdiction. .....................................24
SECTION 1.14 Legal Holidays ..................................................25

                                  ARTICLE TWO
                                 SECURITY FORMS

SECTION 2.01 Forms Generally; Initial Forms of Securities ....................25
SECTION 2.02 Form of Face of Security. .......................................26
SECTION 2.03 Form of Reverse of Security .....................................29
SECTION 2.04 Form of Trustee's Certificate of Authentication .................33
SECTION 2.05 Form of Conversion Notice On Reverse of Security. ...............33

                                 ARTICLE THREE
                                 THE SECURITIES

SECTION 3.01 Title and Terms .................................................34
SECTION 3.02 Denominations. ..................................................36
SECTION 3.03 Execution, Authentication, Delivery and Dating ..................36
SECTION 3.04 Temporary Securities ............................................36
SECTION 3.05 Global Securities ...............................................37
SECTION 3.06 Registration, Registration of Transfer Generally; Certain
    Transfers and Exchanges. .................................................38
SECTION 3.07 Mutilated, Destroyed, Lost and Stolen Securities ................43
SECTION 3.08 Payment of Interest; Interest Rights Preserved ..................44
SECTION 3.09 Persons Deemed Owners. ..........................................45
SECTION 3.10 Cancellation. ...................................................46
SECTION 3.11 Computation of Interest. ........................................46
SECTION 3.12 CUSIP Numbers ...................................................46

                                  ARTICLE FOUR
                           SATISFACTION AND DISCHARGE

SECTION 4.01 Satisfaction and Discharge of Indenture .........................46
SECTION 4.02 Application of Trust Money ......................................47

                                  ARTICLE FIVE
                                    REMEDIES

SECTION 5.01 Events of Default. ..............................................48
SECTION 5.02 Acceleration of Maturity; Rescission and Annulment ..............50
SECTION 5.03 Collection of Indebtedness and Suits for Enforcement by Trustee .51
SECTION 5.04 Trustee May File Proofs of Claim. ...............................51
SECTION 5.05 Trustee May Enforce Claims Without Possession of Securities .....52
SECTION 5.06 Application of Money Collected ..................................52

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   SECTION 5.07 Limitation on Suits ..........................................52
   SECTION 5.08 Unconditional Right of Holders to Receive Principal, Premium
         and Interest ........................................................53
   SECTION 5.09 Restoration of Rights and Remedies ...........................53
   SECTION 5.10 Rights and Remedies Cumulative ...............................53
   SECTION 5.11 Delay or Omission Not Waiver .................................54
   SECTION 5.12 Control by Holders ...........................................54
   SECTION 5.13 Waiver of Past Defaults. .....................................54
   SECTION 5.14 Undertaking for Costs ........................................55
   SECTION 5.15 Waiver of Stay or Extension Laws. ............................55

                                  ARTICLE SIX
                                  THE TRUSTEE

   SECTION 6.01 Certain Duties and Responsibilities ..........................55
   SECTION 6.02 Notice of Defaults ...........................................56
   SECTION 6.03 Certain Rights of Trustee ....................................56
   SECTION 6.04 Not Responsible for Recitals or Issuance of Securities. ......58
   SECTION 6.05 May Hold Securities. .........................................58
   SECTION 6.06 Money Held in Trust ..........................................58
   SECTION 6.07 Compensation and Reimbursement. ..............................58
   SECTION 6.08 Disqualification; Conflicting Interests ......................59
   SECTION 6.09 Corporate Trustee Required; Eligibility ......................59
   SECTION 6.10 Resignation and Removal; Appointment of Successor ............60
   SECTION 6.11 Acceptance of Appointment by Successor .......................61
   SECTION 6.12 Merger, Conversion, Consolidation or Succession to Business ..61
   SECTION 6.13 Preferential Collection of Claims Against Company ............61
   SECTION 6.14 Appointment of Authenticating Agent ..........................61

                                 ARTICLE SEVEN
                         HOLDERS' LISTS AND REPORTS BY
                              TRUSTEE AND COMPANY

   SECTION 7.01 Company to Furnish Trustee Names and Addresses of Holders. ...63
   SECTION 7.02 Preservation of Information; Communications to Holders .......63
   SECTION 7.03 Reports by Trustee. ..........................................64
   SECTION 7.04 Reports by Company ...........................................64
   SECTION 7.05 Officer's Certificate with Respect to Change in
                Interest Rates................................................64

                                 ARTICLE EIGHT
                       CONSOLIDATION, MERGER, CONVEYANCE,
                               TRANSFER OR LEASE

   SECTION 8.01 Company May Consolidate, Etc., Only on Certain Terms. ........64

                                     -vii-
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   SECTION 8.02 Successor Substituted ....................................... 66

                                  ARTICLE NINE
                            SUPPLEMENTAL INDENTURES

   SECTION 9.01 Supplemental Indentures Without Consent of Holders. ..........66
   SECTION 9.02 Supplemental Indentures with Consent of Holders. .............67
   SECTION 9.03 Execution of Supplemental Indentures. ........................68
   SECTION 9.04 Effect of Supplemental Indentures ............................68
   SECTION 9.05 Conformity with Trust Indenture Act. .........................68
   SECTION 9.06 Reference in Securities to Supplemental Indentures ...........68

                                  ARTICLE TEN
                                   COVENANTS

   SECTION 10.01 Payment of Principal, Premium and Interest. .................69
   SECTION 10.02 Maintenance of Office or Agency .............................69
   SECTION 10.03 Money for Security Payments to Be Held in Trust .............69
   SECTION 10.04 Statement by Officers as to Default; Compliance
                   Certificates...............................................70
   SECTION 10.05 Existence ...................................................71
   SECTION 10.06 Maintenance of Properties. ..................................71
   SECTION 10.07 Payment of Taxes and Other Claims ...........................71
   SECTION 10.08 Limitation on Debt ..........................................72
   SECTION 10.09 Limitation on Restricted Payments ...........................74
   SECTION 10.10 Limitation on Dividend and Other Payment Restrictions
      Affecting Subsidiaries .................................................76
   SECTION 10.11 [RESERVED] ..................................................78
   SECTION 10.12 Limitation on Liens Securing Company Subordinated Debt ......78
   SECTION 10.13 Limitation on Guarantees of Company Subordinated Debt .......78
   SECTION 10.14 Limitation on Asset Dispositions ............................78
   SECTION 10.15 Transactions with Affiliates and Related Persons ............80
   SECTION 10.16 Change of Control ...........................................81
   SECTION 10.17 Provision of Financial Information ..........................82
   SECTION 10.18 Limitation on Lines of Business. ............................82
   SECTION 10.19 Payment of Additional Amounts. ..............................82
   SECTION 10.20 Guarantee. ..................................................82
   SECTION 10.21 Waiver of Certain Covenants .................................83

                                 ARTICLE ELEVEN
                            REDEMPTION OF SECURITIES

   SECTION 11.01 Right of Redemption .........................................83
   SECTION 11.02 Applicability of Article ....................................84
   SECTION 11.03 Election to Redeem; Notice to Trustee. ......................84


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SECTION 11.04 Selection by Trustee of Securities to Be Redeemed. .............84
SECTION 11.05 Notice of Redemption ...........................................85
SECTION 11.06 Deposit of Redemption Price ....................................86
SECTION 11.07 Securities Payable on Redemption Date ..........................86
SECTION 11.08 Securities Redeemed in Part. ...................................86

                                 ARTICLE TWELVE
                            CONVERSION OF SECURITIES

SECTION 12.01 Right to Convert ...............................................87
SECTION 12.02 Exercise of Conversion Privilege; Issuance of Shares of Common
                Stock on Conversion; No Adjustment for Interest or Dividends..87
SECTION 12.03 Cash Payments in Lieu of Fractional Shares. ....................89
SECTION 12.04 Conversion Price ...............................................89
SECTION 12.05 Adjustment of Conversion Price .................................89
SECTION 12.06 Effect of Reclassification, Consolidation, Merger or Sale ......96
SECTION 12.07 Taxes on Shares Issued. ........................................98
SECTION 12.08 Reservation of Shares; Shares to Be Fully Paid; Listing of
    Common Stock .............................................................98
SECTION 12.09 Responsibility of Trustee. .....................................99
SECTION 12.10 Notice to Holders Prior to Certain Actions .....................99

                                ARTICLE THIRTEEN
                            DEFEASANCE AND COVENANT
                                   DEFEASANCE

SECTION 13.01 Company's Option to Effect Defeasance or Covenant
                Defeasance. .................................................100
SECTION 13.02 Covenant Defeasance ...........................................101
SECTION 13.03 Conditions to Defeasance or Covenant Defeasance. ..............101
SECTION 13.04 Deposited Money and U.S. Government Obligations to Be Held
    in Trust; Other Miscellaneous Provisions ................................103
SECTION 13.05 Reinstatement .................................................103

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


     INDENTURE, dated as of May 8, 2003, between Millicom International Cellular S.A., a corporation duly organized and existing under the laws of the Grand Duchy of Luxembourg (herein called the "Company"), having its principal office at 75 Route de Longwy, Box 23, L-8080 Bertrange, Luxembourg, and The Bank of New York, a New York banking corporation, as Trustee (herein called the "Trustee").

                            RECITALS OF THE COMPANY

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its 2% Senior Convertible PIK Notes due 2006 (herein called the "Securities"), to be issued in one series as herein set forth.

     All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company in accordance with their and its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows: ARTICLE ONE

     Definitions and Other Provisions of General Application SECTION 1.01 Definitions.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted International Financial Reporting Standards and, except as otherwise herein expressly provided, the term International Financial Reporting Standards, with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this Indenture; and

          (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "Acquired Debt" means Debt of any Person at the time it becomes a Restricted Subsidiary of the Company, a Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate; provided that the Debt Coverage Ratio of the Company and its Restricted Group, after giving pro forma effect to the transaction or transactions by which such Person becomes a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, would be not more than such ratio of the Company and its Restricted Group before giving effect to such transactions.

     "Act", when used with respect to any Holder, has the meaning specified in
Section 1.04.

     "Additional Step-Up" has the meaning set forth in the form of the Security contained in Section 2.02.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent Member" means any member of, or participant in, the Depository. "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depository for such Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

     "Asset Disposition" means any transfer, conveyance, sale, lease or other disposition by the Company, any Restricted Subsidiary of the Company, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate (including a consolidation or merger or other sale of any such Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate with, into or to another Person in a transaction in which such Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate ceases to be a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, but excluding a disposition by a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to the Company or a Restricted Subsidiary which is an 80% or more owned Subsidiary of the Company, by the Company to a Restricted Subsidiary of the Company which is an 80% or more owned Subsidiary of the Company, by any Restricted Subsidiary of a Restricted Affiliate to such Restricted Affiliate or an 80% or more owned Restricted Subsidiary of such Restricted Affiliate or by a Restricted Affiliate to a Restricted Subsidiary of such Restricted Affiliate which is an 80% or more owned Subsidiary of such Restricted Affiliate) of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, (ii) substantially all of the assets of the Company, any Restricted Subsidiary of the Company, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate representing a division or line of business or (iii) other assets or rights of the Company, any Restricted Subsidiary of the Company, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate outside of the ordinary course of business (other than Receivables Sales), provided in each case that the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to $10 million or more; provided further that the term "Asset Disposition" shall not include (x) any transaction subject to, and permitted under Section 10.09 or (y) any Permitted Investment.

     "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities.

     "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

     "Board Resolution" means a copy of a resolution certified by the President, Chief Executive Officer, any Director or the Secretary of the Board of Directors of the Company to have been duly adopted by the Board of Directors or a committee thereof and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, the City of New York, in London, England or in Luxembourg are authorized or obligated by law or executive order to close.

     "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of real or personal property of such Person which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person in accordance with International Financial Reporting Standards. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with International Financial Reporting Standards.

     "Capital Stock" of any Person means any and all shares, interests, participation or other equivalents (however designated) of corporate stock or other equity participation, including partnership interests, whether general or limited, of such Person.

     "Cash Equivalents" means, with respect to any Person, (i) Government Securities, (ii) certificates of deposit and eurodollar time deposits and money market deposits, bankers' acceptances and overnight bank deposits, in each case issued by or with a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities
Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and
(ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above, (iv) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition, (v) with respect to any Person organized under the laws of, or having its principal business operations in, a jurisdiction outside Luxembourg or the United States, those investments that are comparable to clauses (i), (ii), (iii) and (iv) in the country in which such Person is organized or conducting business; and (vi) up to $2 million in aggregate of other Investments held by Restricted Subsidiaries of the Company, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates.

     "Cellular Operating Income" for any period means the Consolidated Net Income of the Company and its Restricted Group for such period increased by the sum of (i) Consolidated Interest Expense of the Company and its Restricted Group for such period, plus (ii) Consolidated Income Tax Expense of the Company and its Restricted Group for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of the Company and its Restricted Group for such period, plus (iv) Consolidated Corporate and License Acquisition Expense of the Company and its Restricted Group for such period; provided, however, that for purposes of any determination pursuant to the provisions of Section 10.09(3)(a)(x), there shall be excluded therefrom the Cellular Operating Income (if positive) of any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of such Restricted Affiliate (calculated separately for such Person in the same manner as provided above for the Company and its Restricted Group) that is subject to a restriction to the extent it would have prevented the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to the extent of such restriction; provided further that, in the event any of the Company, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates have made Asset Dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period, Cellular Operating Income shall be calculated on a pro forma basis as if the Asset Dispositions or acquisitions had taken place on the first day of such period.

     "Change of Control" has the meaning set forth in Section 10.16.

     "Closing Price" with respect to any securities (including the Securities) on any day means the closing price on such day or, if no such sale takes place on such day, the average of the reported high and low prices on such day, in each case on The Nasdaq National Market or, if such security is not listed or admitted to trading on such national market or exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the high and low prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available, in such manner as furnished by any internationally reputable investment bank selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Common Stock of the Company" means the Company's common stock, par value $6.0.

     "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its President; Chairman of the Board, any Vice Chairman of the Board, any Director, its President, its Chief Executive Officer, its Chief Operating Officer, any Senior Vice President or the Secretary of the Board of the Company, and delivered to the Trustee.

     "Consolidated Corporate and License Acquisition Expense" means, with respect to the Company, (i) costs of head office personnel salaries, rent, and other head office expenses and (ii) costs (other than capitalized costs) incurred in seeking new licenses.

     "Consolidated Income Tax Expense" for any period means the consolidated provision for income taxes of the Company and its Restricted Group for such period calculated on a consolidated basis in accordance with International Financial Reporting Standards.

     "Consolidated Interest Expense" means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of the Company and its Restricted Group for such period calculated on a consolidated basis in accordance with International Financial Reporting Standards, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Debt discounts; (ii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements; (iv) Preferred Stock dividends (other than with respect to Redeemable Stock) declared and paid or payable; (v) accrued Redeemable Stock dividends, whether or not declared or paid; (vi) interest on Debt guaranteed by the Company and any member of its Restricted Group; and (vii) the portion of any rental obligation allocable to interest expense.

     "Consolidated Net Income" for any period means the consolidated net income (or loss) of the Company and its Restricted Group for such period determined on a consolidated basis in accordance with International Financial Reporting Standards; provided that there shall be excluded therefrom (without duplication) (a) the net income (or loss) of any Person acquired by the Company or a member of its Restricted Group in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (or loss) of any Person that is not a member of the Restricted Group of the Company except to the extent of the amount of dividends or other distributions actually paid to the Company or a member of its Restricted Group by such Person during such period, (c) gains or losses on Asset Dispositions by the Company or any member of its Restricted Group, (d) all extraordinary gains and extraordinary losses, (e) the cumulative effect of changes in accounting principles, (f) non-cash gains or losses resulting from fluctuations in currency exchange rates and (g) the tax effect of any of the items described in clauses (a) through (f) above.

     "Conversion Agent" means The Bank of New York.

     "Conversion Date" has the meaning set forth in Section 12.2.

     "Conversion Price" has the meaning set forth in Section 12.4 and is subject to adjustment as provided in Section 12.05.

     "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office as of the date of the execution of this Indenture is located at The Bank of New York, One Canada Square, London E14 5AL, England,
Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

     "corporation" means a corporation, association, company, limited liability company, joint-stock company or business trust.

     "Current Market Price" has the meaning set forth in Section 12.5(g).

     "Credit Facility" means the equity swap facility dated as of December 7, 2001, between The Toronto-Dominion Bank, London Branch and Millicom Telecommunications S.A. including the ISDA Master Agreement, dated as of December 7, 2001, the Schedule to the ISDA Master Agreement, dated as of December 7, 2001, the Confirmation of an Equity Swap Transaction, dated December 7, 2001, the Amendment Confirmation of an Equity Swap Transaction, dated December 12, 2001, the Side Letter to Amendment Confirmation, dated December 18, 2001, the Notice of the Initial Exchange Amount for the Amendment Confirmation of an Equity Swap Transaction, dated December 12, 2001, the Notice of the Initial Exchange Amount for the Amendment Confirmation of an Equity Swap Transaction, dated December 17, 2001, the ISDA Credit Support Deed, dated December 7, 2001, and the Side Letter regarding hedging and disposal of shares, dated December 7, 2001, all of which are between The Toronto-Dominion Bank, London Branch and Millicom Telecommunications S.A. and the Custody Agreement between The Toronto-Dominion Bank, London Branch, Millicom Telecommunications S.A. and Nordea Bank Sweden AB, dated December 7, 2001.

     "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) all Receivables Sales of such Person, together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith, (vii) all Redeemable Stock issued by such Person, (viii) every obligation under Interest Rate, Currency or Commodity Price Agreements of such Person and (ix) every obligation of the type referred to in clauses (i) through (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. The "amount" or "principal amount" of Debt at any time of determination as used herein represented by (a) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with International Financial Reporting Standards, (b) any Receivables Sale, shall be the amount of the unrecovered capital or principal investment of the purchaser (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) thereof, excluding amounts representative of yield or interest earned on such investment, and (c) any Redeemable Stock, shall be the maximum fixed redemption or repurchase price in respect thereof.

     "Debt Coverage Ratio", when used in connection with any Incurrence (or deemed Incurrence) of Debt, means the ratio of (i) the consolidated principal amount of Debt of the Company and its Restricted Group outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to (a) the Incurrence of such Debt and any other Debt Incurred since such balance sheet date, (b) the receipt and application of the proceeds thereof and (c) (without duplication) the repayment, redemption or repurchase of any other Debt since such balance sheet date, to (ii) four times Cellular Operating Income for the full fiscal quarter next preceding the Incurrence of such Debt for which consolidated financial statements are available, determined on a pro forma basis as if any such Debt had been Incurred and the proceeds thereof had been applied, or such other Debt had been repaid, redeemed or repurchased, as applicable, at the beginning of such fiscal quarter. In the case of any such Incurrence of Debt by a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, the amount of Debt Incurred or repaid, redeemed or repurchased, as applicable, for purposes of the foregoing computation, will be deemed to be the greater of (i) the Company's Pro Rata Portion of such Debt and (ii) the amount of any Guarantee of such Debt by the Company.

     "Default Amount" means in respect to any particular Security as of any particular date, the principal amount of such Security.

     "Defaulted Interest" has the meaning set forth in Section 3.08.

     "Depository" means, with respect to the Securities issuable or issued in whole or in part in the form of one or more Global Securities, The Depository Trust Company ("DTC") for so long as it shall be a clearing agency registered under the Exchange Act, or such successor as the Company shall designate from time to time in an Officer's Certificate delivered to the Trustee.

     "Equity Security" has the meaning set forth in Section 12.05(d). "Event of Default" has the meaning set forth in Section 5.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act) and the rules and regulations thereunder.

     "Expiration Date" has the meaning set forth in the definition of "Offer to Purchase" in this Section 1.01.

     "Expiration Time" has the meaning set forth in Section 12.05(f).

     "Global Security" means a Security that evidences all or part of the Securities and bears the legend set forth in the third paragraph of Section
2.02 and includes, as the context may require, any or all of the Regulation S Global Security and the Restricted Global Security.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States is pledged and which have a remaining weighted average life to maturity of not more than one year from the date of Investment therein.

     "Gradation" means a gradation within a Rating Category or a change to another Rating Category, which shall include: (i) "+" and "-" in the case of S&P's current Rating Categories (e.g., a decline from BB+ to BB would constitute a decrease of one gradation), (ii) 1, 2 and 3 in the case of Moody's current Rating Categories (e.g., a decline from Ba1 to Ba2 would constitute a decrease of one gradation), or (iii) the equivalent in respect of successor Rating Categories of S&P or Moody's or Rating Categories used by Rating Agencies other than S&P and Moody's.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

     "Holder" means a Person in whose name a Security is registered in the Security Register.

     "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation, including by acquisition of Subsidiaries (the Debt of any other Person becoming a Subsidiary of such Person being deemed for this purpose to have been incurred at the time such other Person becomes a Subsidiary), or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

     "Interest Rate, Currency or Commodity Price Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates, currency exchange rates or commodity prices or indices (excluding contracts for the purchase or sale of goods in the ordinary course of business).

     "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person, but shall not include trade accounts receivable in the ordinary course of business on credit terms made generally available to the customers of such Person.

     "Investment Grade" means (i) BBB- or above in the case of S&P (or its equivalent under any successor Rating Categories of S&P), (ii) Baa3 or above, in the case of Moody's (or its equivalent under any successor Rating Categories of Moody's), and (iii) the equivalent in respect of the Rating Categories of any Rating Agencies substituted for S&P or Moody's.

     "Lien" means, with respect to any property or assets, any mortgage, pledge, security interest, lien, charge, encumbrance, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets

(including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Maturity", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     "Minority Owned Affiliate" of any specified Person means any other Person in which an Investment has been made by the specified Person other than a direct or indirect Subsidiary of the specified Person.

     "Moody's" means Moody's Investor Service, Inc. and its successors.

     "Net Available Proceeds" from any Asset Disposition means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Debt or other obligations relating to such properties or assets) therefrom by the Company or any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by the Company or any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Debt or Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition,
(iii) all distributions and other payments made to other equity holders in Restricted Subsidiaries of the Company, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates, or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, as the case may be, as a reserve in accordance with International Financial Reporting Standards, against any liabilities associated with such assets and retained by the Company or any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the Board of Directors, in its reasonable good faith judgment evidenced by a resolution of the Board of Directors filed with the Trustee; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be treated for all purposes of the Indenture and the Securities as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction.

     "non-election share" has the meaning set forth in Section 12.6.

     "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the Security Register on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Securities within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to this Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state: (a) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

          (b) the Expiration Date and the Purchase Date;

          (c) the aggregate principal amount of the Outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the "Purchase Amount");

          (d) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to the Indenture) (the "Purchase Price");

          (e) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

          (f) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

          (g) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

          (h) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

          (i) that each Holder electing to tender a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

          (j) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or their Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

          (k) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and

          (l) that in the case of any Holder whose Security is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

     "Officer's Certificate" means a certificate signed by the President; Chairman of the Board, any Vice Chairman of the Board, any Director, the Chief Executive Officer, the Chief Operating Officer, any Senior Vice President, or the Secretary of the Board of the Company and delivered to the Trustee. An officer signing an Officer's Certificate given pursuant to Section 10.04 shall be the principal executive, financial or accounting officer of the Company.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company and who shall be acceptable to the Trustee.

     "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation (including any Securities converted under Article Twelve);

          (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (iii) Securities which have been paid pursuant to Section 3.07 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

     "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

     "Permitted Holder" means Industriforvaltnings AB Kinnevik, Kinnevik B.V. and each of their Affiliates and the estate, spouse, ancestors, and lineal descendants of Jan H. Stenbeck, the legal representatives of any of the foregoing and the trustee of any bona fide trust of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing "beneficially owns" (within the meaning of Rule 13d-3 and 13d-5 under the Exchange Act or any successor provision thereto) voting securities representing at least 66 2/3% of the total voting power of all classes of Capital Stock of such Person (exclusive of any matters as to which class voting rights exist).

     "Permitted Interest Rate, Currency or Commodity Price Agreement" of any Person means any Interest Rate, Currency or Commodity Price Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby, or in the case of currency or commodity protection agreements, against currency exchange rate or commodity price fluctuations in the ordinary course of business relating to then existing financial obligations or then existing or sold production and not for purposes of speculation.

     "Permitted Investments" means:

          (1) Investments in Cash Equivalents;

          (2) Investments by the Company or any Restricted Subsidiary of the Company in a Restricted Subsidiary of the Company that is primarily engaged in a Related Business, or Investments by any Restricted Affiliate or any Restricted Subsidiary of such Restricted Affiliate in a Restricted Subsidiary of such Restricted Affiliate that is primarily engaged in a Related Business;

          (3) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company that is primarily engaged in a Related Business or (ii) such Person is merged, consolidated or amalgamated into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is primarily engaged in a Related Business;

          (4) Investments by a Restricted Affiliate or any Restricted Subsidiary of such Restricted Affiliate in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of such Restricted Affiliate that is primarily engaged in a Related Business or
     (ii) such Person is merged, consolidated or amalgamated into, or transfers or conveys all or substantially all of its assets to, or is liquidated into such Restricted Affiliate or a Restricted Subsidiary of such Restricted Affiliate that is primarily engaged in a Related Business;

          (5) Investments by the Company or any of its Restricted Subsidiaries in any Minority Owned Affiliate that has been properly designated as a Restricted Affiliate and that is primarily engaged in a Related Business, provided that as of fiscal year end, not less than 60% of the Company's Pro Rata Portion of the aggregate cumulative direct and indirect investment in all members of the Company's Restricted Group since the date of the Indenture shall be in the form of debt of such members of the Company's Restricted Group, provided further that any such Investment shall cease to be a Permitted Investment pursuant to this clause (5) if and for so long as such Restricted Affiliate ceases to observe any of the provisions of the covenants that are applicable to such Restricted Affiliate;

          (6) Investments acquired as consideration as permitted under Section 10.14; and

          (7) Other Investments in Persons primarily engaged in Related Businesses, in an aggregate cumulative amount not to exceed $50 million.

     For purposes of the foregoing clause (7), only the Company's Pro Rata Portion of any Investment will be counted in determining the amount of Investments permitted to be made under such clause. In the event of any change in the Company's Pro Rata Portion of any such Investment, such calculation shall be recomputed as of the date of such change.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

     "Preferred Dividends" for any Person means for any period the quotient determined by dividing the amount of dividends and distributions paid or accrued (whether or not declared) on Preferred Stock of such Person during such period calculated in accordance with International Financial Reporting Standards, by one (1) minus the actual combined Federal, state, local and foreign income tax rate of the Company on a consolidated basis (expressed as a decimal).

     "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Pro Rata Portion" means, when applied to the Company for purposes of determining the amount of Net Available Proceeds from an Asset Disposition required to be applied pursuant to Section 10.14 or for purposes of determining the amount of an Investment that will be deemed to be outstanding or the amount of Debt that will be deemed to be Incurred under a particular covenant or definition, that portion of such Net Available Proceeds or Investment or Debt as corresponds to the Company's direct or indirect percentage ownership interest in the profits of the Person who engaged in the Asset Disposition or the Person in whom the Investment was made or the Person which Incurred the Debt, as applicable (which would be 100% in the case of any Investments made or Debt Incurred by the Company directly). The Pro Rata Portion of the Net Available Proceeds from an Asset Disposition shall be determined in good faith by the Company's Board of Directors in connection with such Asset Disposition. The Pro Rata Portion of an Investment or amount of Debt as of any date shall be determined in good faith either by the Company's Board of Directors or in accordance with procedures established as to such Investment or Debt by the Company's Board of Directors.

     "Purchase Date" has the meaning set forth in the definition of "Offer to Purchase".

     "Purchased Shares" has the meaning set forth in Section 12.05 (f).

     "Rating Agencies" means (i) S&P and Moody's or (ii) if S&P or Moody's or both of them are not making ratings of the Securities publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody's or both, as the case may be.

     "Rating Category" means (i) with respect to S&P, any of the following categories (any of which may include a "+" or "-"): AAA, AA, A, BBB, BB, B, CCC, CC, C, R, SD and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories (any of which may include a "1", "2" or "3"): Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C (or equivalent successor categories), and (iii) the equivalent of any such categories of S&P or Moody's used by another Rating Agency, if applicable.

     "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or consisting of the right to payment of money for goods sold or services rendered.

     "Receivables Sale" of any Person means any sale of Receivables of such Person (pursuant to a purchase facility or otherwise), other than in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for purpose of collection and not as a financing arrangement.

     "Redeemable Stock" of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the final Stated Maturity of the Securities.

     "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Registration Rights Agreement ", means the Registration Rights Agreement attached as Annex F to this Indenture, which is being made a part hereof. Any Holder of Securities pursuant to this Indenture, by virtue of holding such Securities, is deemed to have accepted and agreed and being made subject to the terms and obligations and is entitled to the rights under the Registration Rights Agreement as set forth therein.

     "Regular Record Date" for the interest payable on any Interest Payment Date means the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "Regulation S" means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

     "Regulation S Global Securities" has the meaning specified in Section
2.01.

     "Regulation S Legend" means a legend substantially in the form of the legend required in the form of Security set forth in Section 2.02 to be placed upon a Regulation S Global Security.

     "Regulation S Securities" means all Securities required pursuant to
Section 3.06(c) to bear a Regulation S Legend. Such term includes the Regulation S Global Security.

     "Related Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Related Business.

     "Related Business" means any business in which the Company, its Subsidiaries or Minority Owned Affiliates are engaged, directly or indirectly, that consist primarily of, or are related to, operating, acquiring, developing and constructing any telecommunications services and related businesses.

     "Related Person" of any Person means any other Person directly or indirectly owning (a) 5% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person) or (b) 5% or more of the combined voting power of the Voting Stock of such Person.

     "Resale Registration Statement" means a shelf registration statement under the Securities Act filed by the Company, if required by, and meeting the requirements of, the Registration Rights Agreement in respect of the Company's securities covered thereby.

     "Responsible Officer" means any Vice President, Assistant Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of the Trustee assigned by the Trustee to administer this Indenture, or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter any other officer to whom such matter is referred.

     "Restricted Affiliate" means any direct or indirect Minority Owned Affiliate of the Company or a Restricted Subsidiary of the Company that has been designated in a Board Resolution as a Restricted Affiliate based on a determination by the Board of Directors that (i) the Company has, directly or indirectly, the requisite control over such Minority Owned Affiliate to prevent it from incurring any Debt, or taking any other action at any time, in contravention of any of the provisions of the Indenture that are applicable to Restricted Affiliates or (ii) the Minority Owned Affiliate is a joint venture with at least one or more Strategic Investors. The Company will be required to deliver an Officer's Certificate to the Trustee, including a copy of the Board Resolution, upon designating any Minority Owned Affiliate as a Restricted Affiliate.

     "Restricted Global Security" has the meaning specified in Section 2.01.

     "Restricted Group", when used in respect of the Company, means the Company, the Restricted Subsidiaries and Restricted Affiliates of the Company, and the Restricted Subsidiaries of such Restricted Affiliates, taken together on a consolidated basis.

     "Restricted Securities" means all Securities required pursuant to Section 3.06(c) to bear a Restricted Securities Legend. Such term includes the Regulation S Global Security and the Restricted Global Security.

     "Restricted Securities Certificate" means a certificate substantially in the form set forth in Annex B.

     "Restricted Securities Legend" means a legend substantially in the form of the legend required in the form of Security set forth in Section 2.02 to be placed upon a Restricted Security.

     "Restricted Period" means the period of 41 consecutive days beginning on and including the day on which Securities are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S.

     "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., a New York corporation and its successors.

     "Securities Act" means the Securities Act of 1933 (or any successor statute), as it may be amended from time to time.

     "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.06.

     "Senior Debt" means the principal of (and premium, if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding) on, or other amount of, (i) Debt for money borrowed of the Company, and any other obligations of the Company, contingent or otherwise, created pursuant to the Credit Facility, (ii) Debt for money borrowed of the Company, whether incurred on or prior to the date of the Indenture or thereafter incurred, other than the Securities, (iii) Debt evidenced by bonds, debentures, notes or other similar instruments, including Debt Incurred in connection with the acquisition of property, assets or businesses, (iv) matured and unmatured reimbursement or other obligations of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company, (v) obligations of the Company under interest rate swaps, caps, collars and similar arrangements, (vi) Capital Lease Obligations of the Company, (vii) Guarantees by the Company of Debt for money borrowed and (viii) amendments, renewals, extensions, modifications, refinancings and refundings of any such Debt; provided, however, the following shall not constitute Senior Debt: (A) any Debt owed to a Person when such Person is a Subsidiary of the Company, (B) any Debt which by the terms of the instrument creating or evidencing the same is pari passu or subordinated in right of payment to the Securities (including the 13-1/2% Notes, if any), (C) any Debt Incurred in violation of the Indenture or
(D) any Debt which is subordinated in right of payment in any respect to any other Debt of the Company.

     "Significant Restricted Group Member" means any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate which, for each of the two most recently completed fiscal years for which financial statements are available, accounted for 17-1/2% or more of Cellular Operating Income of the Company and its Restricted Group for such period (determined on a consolidated basis in accordance with International Financial Reporting Standards).

     "Special Interest" has the meaning specified in the form of the Securities set forth in Section 2.02.

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.08.

     "Stated Maturity", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

     "Step-Down Date" has the meaning set forth in the form of the Security contained in Section 2.02.

     "Step-Up" has the meaning set forth in the form of the Security contained in Section 2.02.

     "Strategic Investor" means a corporation, partnership or other entity engaged in one or more telecommunications businesses that has, or is a Subsidiary of a Person that has, an equity market capitalization in excess of $2.0 billion or book equity in excess of $1.0 billion.

     "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

     "Successor Security" of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

     "Trading Day" means any day on which securities are being traded on stock exchanges in New York, London and Luxembourg.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed or, if this Indenture is qualified under such Act after the issuance of the Securities, as in effect at the date of such qualification; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Unrestricted Affiliate" means any Minority Owned Affiliate of the Company which is not a Restricted Affiliate.

     "Unrestricted Subsidiary" means (1) any Subsidiary of the Company (other than Millicom International Operations, B.V.) or a Restricted Affiliate designated as such by the Board of Directors as set forth below where no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company and its Subsidiaries (other than another Unrestricted Subsidiary) or any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company or a Restricted Affiliate to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of the Company or such Restricted Affiliate which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary, provided that either (x) the Subsidiary to be so designated has total assets of $100,000 or less or (y) immediately after giving effect to such designation, the Company could Incur at least $1.00 of additional Debt pursuant to the first paragraph under Section 10.08 and provided further, that the Company could make a Restricted Payment in an amount equal to the Company's Pro Rata Portion of the greater of the fair market value and book value of such Subsidiary pursuant to Section 10.09 and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder. For the avoidance of doubt, Millicom International Operations, B.V., may not be designated an Unrestricted Subsidiary for as long as the Securities remain Outstanding.

     "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

     "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     "Weighted Average Life to Maturity" means, when applied to any Debt or Preferred Stock at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Debt or liquidation preference of such Preferred Stock, as the case may be, into (b) the total of the product obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or upon mandatory redemption, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

     "13 1/2% Notes" means the Company's 13 1/2% Senior Subordinated Discount Notes Due 2005, as the same may be Outstanding from time to time.

     SECTION 1.02 Compliance Certificates and Opinions.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officer's Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     SECTION 1.03 Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION 1.04 Acts of Holders; Record Dates.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee and, where it is hereby expressly required, by the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee, and the Company if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The Company may, by or pursuant to a Board Resolution, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

          (d) The ownership of Securities shall be proved by the Security Register.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

     SECTION 1.05 Notices, Etc., to Trustee and Company.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing in the manner specified in this Indenture to or with the Trustee at its Corporate Trust Office; or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

     SECTION 1.06 Notice to Holders; Waiver.

     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     SECTION 1.07 Conflict with Trust Indenture Act.

     If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. Until such time as this Indenture shall be qualified under the Trust Indenture Act, this Indenture, the Company and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Indenture were so qualified on the date hereof.

     SECTION 1.08 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 1.09 Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not.

     SECTION 1.10 Separability Clause.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 1.11 Benefits of Indenture.

     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 1.12 Governing Law. This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 1.13 Submission to Jurisdiction.

     The Company irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Holder or the Trustee arising out of or based upon this

Indenture may be instituted in any State or Federal court in the Borough of Manhattan, The City of New York, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT Corporation, 111 Eighth Avenue, New York, New York 10011, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Indenture which may be instituted in any State or Federal court in the Borough of Manhattan, The City of New York, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

     SECTION 1.14 Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

                                  ARTICLE TWO

                                 Security Forms

     SECTION 2.01 Forms Generally; Initial Forms of Securities. The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article or in such other form as shall be established pursuant to a Board Resolution or in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the President, the Chief Executive Officer, any Director or the Secretary of the Board of Directors of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.03 for the authentication and delivery of such Securities.

     The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Notes, as evidenced by their execution whether in original or in facsimile form, of such Securities.

     Upon their original issuance, initial Regulation S Securities shall be issued in the form of one or more Global Securities registered in the name of DTC, as Depository, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct), provided that upon such deposit all such Securities shall be credited to or through accounts maintained at DTC by or on behalf of Euroclear or Clearstream. Such Global Securities, together with their Successor Securities which are Global Securities other than the Restricted Global Security, are collectively herein called the "Regulation S Global Securities".

     Upon their original issuance, Securities (other than Regulation S Securities) shall be issued in the form of one or more Global Securities registered in the name of DTC, as Depository, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct). Such Global Securities, together with their Successor Securities which are Global Securities are collectively herein called the "Restricted Global Security".

     SECTION 2.02 Form of Face of Security.

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

     [If the Security is a Regulation S Security, then insert -- THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED, SOLD, OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS THIS SECURITY IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.]

     [If the Security is a Global Security, then insert -- THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

     [If the Security is a Global Security and The Depository Trust Company is to be the Depository therefor, then insert -- UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.] CUSIP NO.

                      MILLICOM INTERNATIONAL CELLULAR S.A.

                    2% Senior Convertible PIK Notes due 2006

No. ___________                                                 $_______________

     Millicom International Cellular S.A., a corporation duly organized and existing under the laws of the Grand-Duchy of Luxembourg (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay, on June 1, 2006, to _________________, or registered assigns, the principal sum of ______________ either (i) in cash, (ii) in an amount of shares of the Company's Common Stock calculated by dividing such principal sum by the lesser of (x) $10.75 (subject to adjustments as provided in the Indenture) and (y) the average closing prices of the Company's common stock over the 60-day period immediately preceding June 1, 2006 or (iii) any combination of (i) and (ii), and to pay interest thereon, accruing in the first instance from December 1, 2002 to June 1, 2003 (the first interest payment date) and continuing to accrue thereafter and payable semi-annually on June 1 and December 1 in each year, at the rate of 2% per annum, until the principal hereof is paid or made available for payment. Such interest may be paid, at the Company's option, either in cash or in additional Securities, provided, however, that if (i) the Company has not filed a shelf registration statement on Form F-3 under the Securities Act of 1933, as amended (or, in the event that Form F-3 is unavailable to the Company, a registration statement on such other SEC Form that is available to the Company), (the "Resale Registration Statement") covering the resale of this Security by the holder thereof

(subject to the conditions and qualifications set forth in the Registration Rights Agreement) and the Resale Registration Statement has not become or been declared effective by December 4, 2003, or (ii) the Resale Registration Statement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted pursuant to the agreement referred to below) without being succeeded immediately by an additional registration statement filed and declared effective, in each case (i) and (ii), upon the terms and conditions set forth in the Registration Rights Agreement (each such event referred to in Clauses (i) and (ii), a "Registration Default"), provided, however, that no such Registration Default shall have occurred (x) with respect to any Holder who has not provided the Company with information for inclusion in the Resale Registration Statement or (y) if the Company is not required to file a Resale Registration Statement because less than 50% of the Holders have provided such information, in each case (x) and (y) as is required by the Registration Rights Agreement, then additional interest will accrue (the "Step-Up") at a rate of 0.25% per annum, determined daily, on the principal amount of the Securities, for the first 90-day period immediately following the occurrence of the Registration Default until such time (the "Step-Down Date") as no Registration Default is in effect and, provided, further, that for each additional 90-day period that the Registration Default continues, the per annum rate of such Special Interest (as defined below) shall increase (each such increase, an "Additional Step-Up") by an additional 0.25% per annum up to a maximum aggregate amount of 1.00% per annum rate of Special Interest (i.e., for the combined Step-Up and any Additional Step-Up) until the Step-Down Date (after which the interest rate will be restored to its initial rate). The Company shall provide the Trustee with written notice of the date of any Registration Default and the Step-Down Date, and, in connection with each Step-Up, an Officer's Certificate specifying the principal Outstanding as of the date of such Step-Up. Interest accruing as a result of the Step-Up or the Additional Step-Up is referred to herein as "Special Interest." Special Interest, if any, shall be paid in cash semi-annually in arrears on June 1 and December 1 in each year; and the amount of accrued Special Interest shall be determined on the basis of the number of days actually elapsed.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

                                           MILLICOM INTERNATIONAL CELLULAR S.A.

                                           By
                                              ----------------------------------
                                              Name:
                                              Title:

Attest:

------------------------------

                                           By
                                              ----------------------------------
                                              Name:
                                              Title:


Attest:

------------------------------


     SECTION 2.03 Form of Reverse of Security.

     This Security is one of a duly authorized issue of Securities of the Company designated as its 2% Senior Convertible PIK Notes due 2006 (herein called the "Securities"), issued and to be issued under an Indenture, dated as of May 8, 2003 (herein called the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

     (a) The Securities are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, to each Holder of Securities to be redeemed at such Holder's address appearing in the Security Register, at the option of the Company (i) in cash, in amounts of $1,000 or an integral multiple of $1,000 at any time prior to maturity, as a whole or in part, at the election of the Company, at a Redemption Price of 102.25% if such redemption occurs prior to June 1, 2004 and on June 1, 2004 and thereafter at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date (but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture), (ii) in such number of shares of the Company's common stock calculated by dividing the principal amount of Securities being repaid by the lesser of (x) $10.75 (subject to adjustments as provided in the Indenture) and (y) the average of the closing prices of the Company's common stock over the 60-day period immediately preceding the Redemption Date, or (iii) any combination of (i) and (ii). Any references to "Redemption Price," any rights thereto and the satisfaction and payment thereof in this Security shall refer to both the payment in cash and in shares of the Company's common stock.

     The Securities have the benefit of any guarantee issued specifically for the benefit of the Securities in accordance with the terms of the Indenture (including the guarantee issued by Millicom International Operations, B.V., dated May 7, 2003).

     The Securities do not have the benefit of any sinking fund obligations. The Indenture provides that, subject to certain conditions, if (i) a Change of Control occurs or (ii) certain Net Available Proceeds are available to the Company as a result of any Asset Disposition, the Company shall be required to make an Offer to Purchase for all or a specified portion of the Securities.

     In the event of redemption or purchase pursuant to an Offer to Purchase of this Security in part only, a new Security or Securities of like tenor for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security, or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

     Unless the context otherwise requires, the Securities (as defined in the Indenture) shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers, redemptions and Offers to Purchase.

     Subject to and upon compliance with the provisions of the Indenture, the Holder of a Security shall have the right, at his or her option, at any time on or before the close of business on the last Trading Day prior to the applicable date of Maturity (except that with respect to any Security or portion thereof which is called for redemption prior to such date, such right will terminate, except as provided in the Indenture, at the close of business on the last Trading day preceding the date fixed for redemption (unless the Company defaults in payment of the Redemption Price in which case the conversion right will terminate at the close of business on the date such default is cured)) to convert the principal amount of any Security held by such Holder, or any portion of such principal amount which is $1,000 or integral multiples thereof, into that number of fully paid and non-assessable shares of the Company's Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Security or portion thereof to be converted by the Conversion Price in effect at such time, by surrender of the Security so to be converted in whole or in part in the manner provided in the Indenture.

     To convert a Security a Holder must (1) complete and manually sign the conversion notice on the back of this Security (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent and
(2) if required under the terms of the Conversion Notice, pay all transfer or similar taxes.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest (including Special Interest) on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, the City of New York duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months; provided, however, that Special Interest shall be computed on the basis of a 365- or 366-day year, as the case may be, and the number of days actually elapsed.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased in its entirety by the Company pursuant to Section 10.14 or 10.16 of the Indenture, check the box:

                                     [  ]

     If you want to elect to have only a part of this Security purchased by the Company pursuant to Section 10.14 or 10.16 of the Indenture, state the amount:
$_______________

Dated:______________________   Your Signature:__________________________________
                                              (Sign exactly as name appears on
                                               the other side of this Security)

Signature Guarantee:
                     -----------------------------------------------------------
                     Notice: Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

     SECTION 2.04 Form of Trustee's Certificate of Authentication.

Dated:

     This is one of the Securities referred to in the within-mentioned
     Indenture.


                                                          The Bank of New York,
                                                                     as Trustee

                                                 By:
                                                     --------------------------
                                                     Authorized Signatory

     SECTION 2.05 Form of Conversion Notice On Reverse of Security.

     To: Millicom International Cellular, S.A.

     The undersigned beneficial owner of the Security hereby irrevocably exercises the option to convert this Security, or portion hereof (at least $1,000 or integral multiples thereof) below designated, into shares of Common Stock of Millicom International Cellular, S.A. in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and Securities representing any unconverted principal amount hereof, be issued and delivered to the beneficial owner hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest and taxes accompanies this Security.

Dated:

Fill in for registration of shares if to be delivered, _________________________ and Securities if to be issued, other than to and in _________________________
the name of the beneficial owner (Please Print):       _________________________
                                                        (Signature(s))

________________________________________            Principal amount to be
(Name)                                              converted if less than all:

________________________________________            $___________________________
(Street Address)

________________________________________            ____________________________
(City, State and Zip Code)                          (Social Security or other
                                                    Taxpayer ID Numbe

Signature Guarantee:____________________________________________________________
                    Notice: Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                 ARTICLE THREE

                                 The Securities

     SECTION 3.01 Title and Terms.

     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

     The Securities shall be known and designated as the "2% Senior Convertible PIK Notes due 2006" of the Company. Their Stated Maturity shall be June 1, 2006, and they shall bear interest at the rate of 2% per annum, accruing in the first instance from December 1, 2002 to

June 1, 2003 (the first Interest Payment Date) and continuing to accrue thereafter and payable semi-annually on June 1 and December 1, until the principal thereof is paid or made available for payment (which interest may be paid, at the Company's option, either in cash or in additional Securities). At their Stated Maturity, the Outstanding principal amount of Securities (plus accrued and outstanding interest thereon, including any Special Interest) may be paid either (i) in cash, (ii) in an amount of shares of the Company's Common Stock calculated by dividing such Outstanding principal amount by the lesser of
(x) the Conversion Price and (y) the average of the closing prices of the Company's common stock over the 60-day period immediately preceding the Maturity date or (iii) any combination of (i) and (ii). With respect to Securities, if there has been a Registration Default, then additional interest will accrue (the "Step-Up") at a rate of 0.25% per annum, determined daily, on the principal amount of the Securities, for the first 90-day period immediately following the occurrence of the Registration Default until such time (the "Step-Down Date") as no Registration Default is in effect and, provided, further, that for each additional 90-day period that the Registration Default continues, the per annum rate of such Special Interest shall increase (each such increase, an "Additional Step-Up") by an additional 0.25% per annum up to a maximum aggregate amount of 1.00% per annum rate of Special Interest (i.e., for the combined Step-Up and any Additional Step-Up) until the Step-Down Date (after which the interest rate will be restored to its initial rate). Accrued Special Interest, if any, shall be paid in cash in arrears semi-annually on June 1 and December 1 in each year, the amount of accrued Special Interest shall be determined on the basis of the number of days actually elapsed and computed as provided in Section 3.11.

     The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, either in additional Securities or in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     The Securities shall be redeemable as provided in Article Eleven. The Securities shall be subject to repurchase by the Company pursuant to an Offer to Purchase as provided in Sections 10.14 and 10.16.

     The Securities shall not have the benefit of any sinking fund obligations. The Securities shall be convertible into Common Stock of the Company as provided in Article Twelve.

     The Securities shall be subject to defeasance at the option of the Company as provided in Article Thirteen.

     The Securities shall have the benefit of any guarantees issued specifically for the benefit of these Securities in accordance with Section
10.20 (including the guarantee issued by Millicom International Operations, B.V., dated May 8, 2003 attached to this Indenture as Exhibit E).

     Unless the context otherwise requires, the Securities issued hereunder shall constitute one series for all purposes under the Indenture, including with respect to any amendment, waiver, acceleration or other Act of Holders, redemption or Offer to Purchase.

                          SECTION 3.02 Denominations.

     The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

          SECTION 3.03 Execution, Authentication, Delivery and Dating.

     The Securities shall be executed on behalf of the Company by any two Directors of the Company. The signature of any of these officers on the Securities may be manual or facsimile.

     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

     In authenticating the Securities pursuant to this Section, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating, that such Securities have been duly and validly issued in accordance with the terms of the Indenture, and are entitled to all the rights and benefits set forth herein.

     Each Security shall be dated the date of its authentication.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

     SECTION 3.04 Temporary Securities.

     Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

     If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

     SECTION 3.05 Global Securities.

     (a) Each Global Security authenticated under this Indenture shall be registered in the name of the Depository designated by the Company for such Global Security or a nominee thereof and delivered to such Depository or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

     (b) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depository for such Global Security or a nominee thereof unless (i) such Depository (A) has notified the Company that it is unwilling or unable to continue as Depository for such Global Security or
(B) has ceased to be a clearing agency registered as such under the Exchange Act, (ii) there shall have occurred and be continuing an Event of Default with respect to such Global Security, (iii) the Company executes and delivers to the Trustee a Company Order stating that all Global Securities shall be exchanged in whole for Securities that are not Global Securities (in which case such exchange shall be effected by the Trustee) or (iv) pursuant to the following sentence. Subject to any other applicable provisions hereof, all or any portion of a Global Security may be exchanged for a Security that has a like aggregate principal amount and is not a Global Security, upon 20 days' prior request made by the Depository or its authorized representative to the Trustee.

     (c) If any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depository or its nominee to the Trustee, as Security Registrar, for exchange or cancellation as provided in this Article Three. If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article Three or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depository or its authorized representative to make a corresponding adjustment to its records.

Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to Section 3.05(b) and as otherwise provided in this Article Three, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depository or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depository or its authorized representative which is given or made pursuant to this Article Three if such order, direction or request is given or made in accordance with the Applicable Procedures.

     (d) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article Three, Section 9.06, 10.14 or 10.16 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depository for such Global Security or a nominee thereof.

     (e) The Depository or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under the Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depository or its nominee or its Agent Members.

     SECTION 3.06 Registration, Registration of Transfer Generally; Certain Transfers and Exchanges.

     (a) Registration, Registration of Transfer and Exchange Generally. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration and transfer of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

     Upon surrender for registration of transfer or exchange of any Security at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

     Subject to Section 3.06(b), at the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     All Securities issued upon any registration of transfer of or exchange for Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06 or 11.08 or in accordance with any Offer to Purchase pursuant to Section 10.14 or 10.16 not involving any transfer.

     The Company shall not be required (i) to issue or register the transfer of any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 11.04 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

     (b) Certain Transfers and Exchanges. Notwithstanding any other provision of this Indenture or the Securities, transfers or exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this
Section 3.06(b) shall be made only in accordance with this Section 3.06(b).

     (i) Restricted Global Security to Regulation S Global Security. If the owner of a beneficial interest in the Restricted Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Security, such transfer may be effected only in accordance with the provisions of this Clause (b)(i) and Clause
          (b)(vii) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (A) an order given by the Depository or its authorized representative directing that a beneficial interest in the Regulation S Global Security in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Restricted Global Security in an equal principal amount be debited from another specified Agent Member's account and (B) a Regulation S

          Certificate, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Restricted Global Security or his attorney in fact duly authorized in writing, then the Trustee, as Security Registrar but subject to Clause (b)(vii) below, shall reduce the principal amount of the Restricted Global Security and increase the principal amount of the Regulation S Global Security by such specified principal amount as provided in Section 3.05(c).

    (ii) Regulation S Global Security to Restricted Global Security. If the owner of a beneficial interest in the Regulation S Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected only in accordance with this Clause (b)(ii) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of
          (A) an order given by the Depository or its authorized representative directing that a beneficial interest in the Restricted Global Security in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Regulation S Global Security in an equal principal amount be debited from another specified Agent Member's account and (B) if such transfer is to occur during the Restricted Period, a Restricted Securities Certificate, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Security or his attorney in fact duly authorized in writing, then the Trustee, as Security Registrar, shall reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Restricted Global Security by such specified principal amount as provided in Section 3.05(c). If transfers under this Section 3.06(b)(ii) occur after the Restricted Period, no Restricted Securities Certificates will be required.

   (iii) Restricted Non-Global Security to Restricted Global Security or Regulation S Global Security. If the Holder of a Restricted Security (other than a Global Security) wishes at any time to transfer all or any portion of such Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security or the Regulation S Global Security, such transfer may be effected only in accordance with the provisions of this Clause
          (b)(iii) and Clause (b)(vii) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of
          (A) such Security as provided in Section 3.06(a) and instructions satisfactory to the Trustee directing that a beneficial interest in the Restricted Global Security or Regulation S Global Security in a specified principal amount not greater than the principal amount of such Security be credited to a specified Agent Member's account and
          (B) a Restricted Securities Certificate, if the specified account is to be credited with a beneficial interest in the Restricted Global Security, or a Regulation S Certificate, if the specified account is to be credited with a beneficial interest in the Regulation S Global Security, in either case satisfactory to the Trustee and duly executed by such Holder or his attorney duly authorized in writing, then the Trustee, as Security Registrar but subject to Clause (b)(vii) below, shall cancel such Security (and issue a new Security in respect of any untransferred portion thereof) as provided in Section 3.06(a) and increase the principal amount of the Restricted Global Security or the Regulation S Global Security, as the case may be, by the specified principal amount as provided in
          Section 3.05(c).

    (iv) Regulation S Non-Global Security to Restricted Global Security or Regulation S Global Security. If the Holder of a Regulation S Security (other than a Global Security) wishes at any time to transfer all or any portion of such Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security or the Regulation S Global Security, such transfer may be effected only in accordance with this Clause (b)(iv) and Clause (b)(vii) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (A) such Security as provided in Section 3.06(a) and instructions satisfactory to the Trustee directing that a beneficial interest in the Restricted Global Security or Regulation S Global Security in a specified principal amount not greater than the principal amount of such Security be credited to a specified Agent Member's account and (B) if the transfer is to occur during the Restricted Period and the specified account is to be credited with a beneficial interest in the Restricted Global Security, a Restricted Securities Certificate satisfactory to the Trustee and duly executed by such Holder or his attorney duly authorized in writing, then the Trustee, as Security Registrar but subject to Clause (b)(vii) below, shall cancel such Security (and issue a new Security in respect of any untransferred portion thereof) as provided in Section 3.06(a) and increase the principal amount of the Restricted Global Security or the Regulation S Global Security, as the case may be, by the specified principal amount as provided in Section 3.05(c).

     (v) Non-Global Security to Non-Global Security. A Security that is not a Global Security may be transferred, in whole or in part, to a Person who takes delivery in the form of another Security that is not a Global Security as provided in Section 3.06(a), provided that, if the Security to be transferred in whole or in part is a Restricted Security and the transfer is to occur during the Restricted Period, then the Trustee shall have received (A) a Restricted Securities Certificate, satisfactory to the Trustee and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Restricted Security, or (B) a Regulation S Certificate, satisfactory to the Trustee and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Regulation S Security (subject in each case to Section 3.06(c)).

    (vi) Exchanges between Global Security and Non-Global Security. A beneficial interest in a Global Security may be exchanged for a Security that is not a Global Security as provided in Section 3.05, provided that, if such interest is a beneficial interest in the Restricted Global Security, then such interest shall be exchanged for a Restricted Security (subject in each case to Section 3.06(c)). A Security that is not a Global Security may be exchanged for a beneficial interest in a Global Security only if such exchange occurs in connection with a transfer effected in accordance with Clause
          (b)(iii) or (iv) above.

   (vii) Regulation S Global Security to be Held Through Euroclear or Clearstream during Restricted Period. The Company shall use its best efforts to cause the Depository to ensure that, until the expiration of the Restricted Period, beneficial interests in the Regulation S Global Security may be held only in or through accounts maintained at the Depository by Euroclear or Clearstream (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account; provided that this Clause (b)(vii) shall not prohibit any transfer or exchange of such an interest in accordance with Clause (b)(ii) or
          (vi) above.

     The Company shall notify the Trustee promptly of the expiration of the Restricted Period. Such notification shall be in the form of Annex D hereto.

     (c) Securities Act Legends. Securities shall bear a Restricted Securities Legend and Regulation S Securities shall bear a Regulation S Legend, subject to the following:

     (i) subject to the following Clauses of this Section 3.06(c), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Securities Act Legend borne by such Global Security while represented thereby;

    (ii) subject to the following Clauses of this Section 3.06(c), a new Security which is not a Global Security and is issued in exchange for another Security (including a Global Security) or any portion thereof, upon transfer or otherwise, shall bear the Securities Act Legend borne by such other Security, provided that, if such new Security is required pursuant to Section 3.06(b)(v) or (vi) to be issued in the form of a Restricted Security, it shall bear a Restricted Securities Legend and, if such new Security is so required to be issued in the form of a Regulation S Security, it shall bear a Regulation S Legend;

    (iii) after a date that is two years from issuance, a new Security which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Security or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Securities Certificate, satisfactory to the Trustee and duly executed by the Holder of such legended Security or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Security in exchange for or in lieu of such other Security as provided in this Article Three;

    (iv) a new Security which does not bear a Securities Act Legend (other than a Global Security) may be issued in exchange for or in lieu of a Security or any portion thereof which bears such a legend if, in the Company's judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company, shall authenticate and deliver such a new Security as provided in this Article Three; and

     (v) notwithstanding the foregoing provisions of this Section 3.06(c), a Successor Security of a Security that does not bear a particular form of Securities Act Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Security is a "restricted security" within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Security bearing a Restricted Securities Legend in exchange for such Successor Security as provided in this Article Three.


     SECTION 3.07 Mutilated, Destroyed, Lost and Stolen Securities.

     If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     In case any Security, which has matured or is about to mature, or has been called for redemption pursuant to Article Eleven, or is about to be converted into shares of the Company's Common Stock pursuant to Article Twelve, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Security), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to the authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any paying agent or conversion agent of the destruction, loss or theft of such Security and of the ownership thereof.

     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     SECTION 3.08 Payment of Interest; Interest Rights Preserved.

     Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

     Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective

     Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

     SECTION 3.09 Persons Deemed Owners.

     Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.08) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     SECTION 3.10 Cancellation.

     All Securities surrendered for payment, conversion, redemption, registration of transfer, exchange or pursuant to any Offer to Purchase pursuant to Section 10.14 or 10.16 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order; provided, however, that the Trustee may, but shall not be required to destroy cancelled Securities.

     SECTION 3.11 Computation of Interest.

     Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months; provided, however, that Special Interest on Securities shall be computed on the basis of a 365- or 366-day year, as the case may be, and the number of days actually elapsed.

     SECTION 3.12 CUSIP Numbers.

     The Company shall in issuing the Securities use CUSIP numbers, and the Trustee shall use the applicable CUSIP number in notices of redemption or exchange as a convenience to the Holders; provided, that any such notice may state that no representation is made as to the accuracy or correctness of the CUSIP number or numbers printed in the notice or on the certificates representing the Securities and that reliance may be placed only on the other identification numbers printed on the certificates representing the Securities.

                                  ARTICLE FOUR

                           Satisfaction and Discharge

     SECTION 4.01 Satisfaction and Discharge of Indenture.

     This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (1) either

               (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.07 and
          (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the

          Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

               (B) all such Securities not theretofore delivered to the Trustee for cancellation

          (i) have become due and payable, or

         (ii) will become due and payable at their Stated Maturity within one year, or

          (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

               (2) the Company has paid or cause to be paid all other sums payable hereunder by the Company; and

               (3) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article Four, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section
6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

     SECTION 4.02 Application of Trust Money.

     Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

                                  ARTICLE FIVE

                                    Remedies

     SECTION 5.01 Events of Default.

     "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of the principal of (or premium, if any, on) any Security at its Maturity; or

          (2) default in the payment of any interest upon any Security (including Additional Amounts and Special Interest if any) when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (3) default in the payment of principal and interest upon any Security required to be purchased pursuant to an Offer to Purchase pursuant to Section 10.14 or 10.16; or

          (4) default in the performance, or breach, of Section 8.01; or

          (5) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (6) a default or defaults under any bond(s), debenture(s), note(s) or other evidence(s) of Debt by the Company or any Significant Restricted Group Member or under any mortgage(s), indenture(s) or instrument(s) under which there may be issued or by which there may be secured or evidenced any Debt of such type by the Company or any Significant Restricted Group Member with a principal amount then outstanding, individually or in the aggregate, in excess of $10 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall constitute a failure to pay such Debt when due at the final maturity thereof, or shall have resulted in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; or

          (7) a final judgment or final judgments (not subject to appeal) for the payment of money are entered against the Company or any Significant Restricted

     Group Member in an aggregate amount in excess of $10 million by a court or courts of competent jurisdiction, which judgments remain undischarged or unstayed for a period (during which execution shall not be effectively stayed) of 45 days after the right to appeal all such judgments has expired; or

          (8) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Restricted Group Member in an involuntary case or proceeding under any applicable Federal, State or foreign bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Significant Restricted Group Member a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Restricted Group Member under any applicable Federal, State or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Restricted Group Member or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

          (9) the commencement by the Company or any Significant Restricted Group Member of a voluntary case or proceeding under any applicable Federal, State or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Significant Restricted Group Member in an involuntary case or proceeding under any applicable Federal, State or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal, State or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Restricted Group Member or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Restricted Group Member in furtherance of any such action; or

          (10) the failure to deliver fully authorized and validly issued shares of the Company's Common Stock upon conversion of the Securities in accordance with Article Twelve, if such failure remains unremedied for a period of 30 days after the Notice of Conversion.

     SECTION 5.02 Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 5.01(8) or (9) with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may declare the Default Amount of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration the Default Amount and any accrued interest, together with all other amounts due under this Indenture, shall become immediately due and payable. If an Event of Default specified in Section 5.01(8) or (9) occurs with respect to the Company, then the Default Amount of, and any accrued interest on, the Securities then Outstanding, together with all other amounts due under this Indenture, shall ipso facto become immediately due and payable without any declaration or other action on the part of the Trustee or any Holder.

     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum or an amount of Securities or shares of the Company's Common Stock, as applicable, sufficient to pay

               (A) all overdue interest on all Securities,

               (B) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration (including any Securities required to have been purchased on the Purchase Date pursuant to an Offer to Purchase made by the Company) and interest thereon at the rate borne by the Securities,

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

        and

          (2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

     SECTION 5.03 Collection of Indebtedness and Suits for Enforcement by
Trustee.

     The Company covenants that if

          (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, or, with respect to any Security required to have been purchased pursuant to an Offer to Purchase made by the Company at the Purchase Date thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     SECTION 5.04 Trustee May File Proofs of Claim.

     In case of any judicial proceeding relative to the Company, Millicom International Operations B. V. as guarantor of the Securities (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 5.05 Trustee May Enforce Claims Without Possession of Securities.

     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

     SECTION 5.06 Application of Money Collected.

     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid: FIRST: To the payment of all amounts due the Trustee under Section 6.07; and SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively.

     SECTION 5.07 Limitation on Suits.

     No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

     SECTION 5.08 Unconditional Right of Holders to Receive Principal, Premium and Interest.

     Notwithstanding Section 5.07 or any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.08) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or, in the case of an Offer to Purchase made by the Company, on the Purchase Date) and to institute suit for the enforcement of any such payment or to institute suit for the enforcement of the right to convert the Security and such rights shall not be impaired without the consent of such Holder.

     SECTION 5.09 Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 5.10 Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of
Section 3.07, no right or
remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 5.11 Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     SECTION 5.12 Control by Holders.

     The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that (1) such direction shall not be in conflict with any rule of law or with this Indenture, and (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     SECTION 5.13 Waiver of Past Defaults.

     The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default (1) in the payment of the principal of (or premium, if any) or interest on any Security (including any Security which is required to have been purchased pursuant to an Offer to Purchase made by the Company), or (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     SECTION 5.14 Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

     SECTION 5.15 Waiver of Stay or Extension Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SIX

                                  The Trustee

     SECTION 6.01 Certain Duties and Responsibilities.

          (a) Except during the continuance of an Event of Default,

               (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

               (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture; and

               (4) The Trustee shall not be responsible for the computation of the Conversion Price or any adjustment to the Conversion Price of the Securities or for any determination as to whether an adjustment is required and shall not be deemed to have knowledge of any adjustment until it shall have received the actual written notice from the Company contemplated by Section 12.05(j).

     Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

     SECTION 6.02 Notice of Defaults.

     The Trustee shall give the Holders notice of any default hereunder actually known by the Trustee as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 5.01(5), no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

     SECTION 6.03 Certain Rights of Trustee. Subject to the provisions of
Section 6.01:

     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely conclusively upon an Officer's Certificate;

     (d) the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney;

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

     (h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

     (i) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

     (j) in no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

     (k) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances; and

     (l) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

     SECTION 6.04 Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

     SECTION 6.05 May Hold Securities.

     The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

     SECTION 6.06 Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

     SECTION 6.07 Compensation and Reimbursement. The Company agrees

          (1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify the Trustee and its officers and agents for, and to hold them harmless against, any loss, liability, damage, claims or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(8) or Section 5.01(9), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

     The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

     SECTION 6.08 Disqualification; Conflicting Interests.

     If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

     SECTION 6.09 Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and its Corporate Trust Office in The City of New York, New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     SECTION 6.10 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

     (d) If at any time:

               (1) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

               (2) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

               (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     SECTION 6.11 Acceptance of Appointment by Successor.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     SECTION 6.12 Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

     SECTION 6.13 Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

     SECTION 6.14 Appointment of Authenticating Agent.

     The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial redemption or pursuant to Section 3.06, and

Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

     The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.07.

     If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

Dated:

     This is one of the Securities described in the within-mentioned Indenture.


                                                THE BANK OF NEW YORK As Trustee

                                                By
                                                   ----------------------------,
                                                   As Authenticating Agent


                                                By
                                                   ----------------------------,
                                                   As Authenticating Agent


                                 ARTICLE SEVEN

               Holders' Lists and Reports by Trustee and Company

     SECTION 7.01 Company to Furnish Trustee Names and Addresses of

     The Company will furnish or cause to be furnished to the Trustee Holders.

          (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

     SECTION 7.02 Preservation of Information; Communications to Holders.

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 7.01 upon receipt of a new list so furnished.

     (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

     (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

     SECTION 7.03 Reports by Trustee.

     (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 3.13(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15 following the date of this Indenture deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 3.13(a).

     (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

     SECTION 7.04 Reports by Company.

     The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

     SECTION 7.05 Officer's Certificate with Respect to Change in Interest
Rates.

     Within five days after any Step-Up or Additional Step-Up or Step-Down Date, the Company shall deliver an Officer's Certificate to the Trustee stating the interest rate thereupon in effect for the Outstanding Securities (if any are Outstanding) and the date on which such rate became effective.

                                 ARTICLE EIGHT

              Consolidation, Merger, Conveyance, Transfer or Lease

     SECTION 8.01 Company May Consolidate, Etc., Only on Certain Terms.

     The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company unless:

          (1) in a transaction in which the Company does not survive or in which the Company sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to the Company (A) shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Company's obligations under the Indenture and (B) is organized under the laws of (x) Luxembourg or (y) the United States of America or any State thereof or the District of Columbia or (z) any other country if such successor entity undertakes, in such supplemental indenture, to pay such additional amounts in respect of principal (and premium, if any) and interest as may be necessary in order that the net amounts paid pursuant to the Securities after deduction or withholding of any present or future withholding taxes, levies, imports or charges whatsoever imposed by or for the account of such country or any political subdivision or taxing authority thereof or therein shall equal the respective amounts of principal (and premium, if any) and interest specified in the Securities;

          (2) immediately after giving effect to such transaction and treating any Debt which becomes an obligation of the Company or a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate at the time of such transaction, no Event of Default, and no event that with the passing of time or the giving of notice or both would constitute an Event of Default, shall have occurred and be continuing; and

          (3) immediately after giving effect to such transaction, and treating any Debt which becomes an obligation of the Company or a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate at the time of the transaction, the Company (including any successor entity to the Company) could Incur at least $1.00 of additional Debt pursuant to the provisions of the first paragraph of Section 10.08; provided, however, that this Clause (3) will not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the jurisdiction of incorporation of the Company;

          (4) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by Section 10.12, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and

          (5) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

     SECTION 8.02 Successor Substituted.

     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                  ARTICLE NINE

                            Supplemental Indentures

     SECTION 9.01 Supplemental Indentures Without Consent of Holders.

     Without the consent of any Holders, the Company when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

          (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

          (3) to secure the Securities pursuant to the requirements of Section
     10.12 or otherwise; or

          (4) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to comply with any requirement of the Commission in order to effect qualification of this Indenture under the Trust

     Indenture Act in connection with the Resale Registration Statement or thereafter to maintain the qualification of this Indenture under the Trust Indenture Act; or

          (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this Clause (5) shall not adversely affect the interests of the Holders in any material respect; or

          (6) to modify, eliminate or add to Article Three and other provisions of this Indenture regarding registration, transfer and exchange of securities to such extent as may be necessary to issue additional Securities in order to comply with applicable law; or

          (7) to modify, eliminate or add to the provisions of this Indenture to permit or facilitate the issuance of Securities or Global Securities and matters related thereto, provided that such action pursuant to this Clause (7) shall not adversely affect the interests of the Holders in any material respect; or (8) reduce the Conversion Price in accordance with Article Twelve.

     SECTION 9.02 Supplemental Indentures with Consent of Holders.

     With the consent of the Holders of not less than majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company when authorized by a Board Resolution and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture (including, without limitation, any modification to the provisions of this Indenture with respect to any Offer to Purchase, provided such modifications are effected prior to the mailing to any Holder of an Offer Document with respect to such Offer to Purchase); provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

          (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of an Offer to Purchase which has been made, on or after the applicable Purchase Date), or

          (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

          (3) modify any of the provisions of this Section, Section 5.13 or
     Section 10.19, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

          (4) following the mailing to a Holder of an Offer Document with respect to an Offer to Purchase and until the Expiration Date of such Offer to Purchase, modify the provisions of this Indenture with respect to such Offer to Purchase in a manner adverse to such Holder.

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     SECTION 9.03 Execution of Supplemental Indentures.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     SECTION 9.04 Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     SECTION 9.05 Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

     SECTION 9.06 Reference in Securities to Supplemental Indentures.

     Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                                  ARTICLE TEN

                                   Covenants

     SECTION 10.01 Payment of Principal, Premium and Interest.

     The Company will duly and punctually pay the principal of (and premium, if any) and interest (including Special Interest, if any) on the Securities in accordance with the terms of the Securities and this Indenture.

     SECTION 10.02 Maintenance of Office or Agency.

     The Company will maintain in the Borough of Manhattan, the City of New York an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     SECTION 10.03 Money for Security Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum (or an amount of Securities or shares of the Company's Common Stock, as applicable) sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum (or an amount of Securities or shares of the Company's Common Stock, as applicable) sufficient to pay such amount, such sum (or an amount of Securities or shares of the Company's Common Stock, as applicable) to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums (or Securities or shares of the Company's Common Stock, as applicable) held in trust by the Company or such Paying Agent, such sums (or Securities or shares of the Company's Common Stock, as applicable) to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money (or Securities or shares of the Company's Common Stock, as applicable).

     Any money (or Securities or shares of the Company's Common Stock, as applicable) deposited with the Trustee or any Paying Agent, or then held by the Company in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money (or Securities or shares of the Company's Common Stock, as applicable), and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money (or Securities or shares of the Company's Common Stock, as applicable) remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money (or Securities or shares of the Company's Common Stock, as applicable) then remaining will be repaid to the Company.

     SECTION 10.04 Statement by Officers as to Default; Compliance
Certificates.

     (a) The Company will deliver to the Trustee, within 90 days after the end of each fiscal year of the Company ending after the date of this Indenture an Officer's Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture

(without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

     (b) The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer's Certificate setting forth the details of such Event of Default or default, and the action which the Company proposes to take with respect thereto.

     SECTION 10.05 Existence.

     Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

     SECTION 10.06 Maintenance of Properties.

     The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Holders.

     The Company shall, and shall cause the Restricted Subsidiaries of the Company to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice.

     SECTION 10.07 Payment of Taxes and Other Claims.

     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     SECTION 10.08 Limitation on Debt.

     The Company may not, and may not permit any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to Incur any Debt, unless the Debt Coverage Ratio for the most recently completed fiscal quarter for which financial statements are available would be less than 7.0 to 1.

     Notwithstanding the foregoing limitation, the following Debt may be
Incurred:

          (1) Debt Incurred under the Credit Facility in an aggregate principal amount at any one time not to exceed $200 million, and any renewal, extension, refinancing, refunding, substitution or replacement thereof in an amount which, together with any amount remaining outstanding or committed under the Credit Facility or any successor agreement, does not exceed the amount outstanding or committed under the Credit Facility or such successor agreement immediately prior to such renewal, extension, refinancing, refunding, substitution or replacement;

          (2) the original issuance by the Company of the Debt evidenced by the Securities;

          (3) Debt (other than Debt described in another clause of Section 10.08) outstanding, committed or mandated on the date of the Indenture, including but not limited to the 13 1/2% Notes;

          (4) Debt owed by the Company to any Wholly Owned Restricted Subsidiary of the Company or Debt owed by a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to the Company, a Restricted Subsidiary of the Company or a Restricted Affiliate or, in the case of Debt of a Restricted Subsidiary of a Restricted Affiliate, to another Restricted Subsidiary of such Restricted Affiliate; provided, however, that upon either (A) the transfer or other disposition by the Company or such Restricted Subsidiary, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate of any Debt so permitted to a Person other than the Company or another Restricted Subsidiary of the Company or Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate or (B) such Restricted Subsidiary, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate ceasing to be a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, the provisions of this clause (4) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition;

          (5) Guarantees by the Company of Debt of a Subsidiary or Minority Owned Affiliate of the Company; provided that the Company then holds cash or Cash Equivalents not subject to any pledge, security interest or other encumbrance in an aggregate amount equal to not less than 100% of the amount of all such Guarantees then outstanding; provided further, that if any such

     Guarantee relates to Debt incurred in reliance on one or more of clauses
     (1) through (4) above or clauses (6) through (10) below, the amount of such cash or Cash Equivalents held by the Company may be reduced by an amount equal to the amount of such Guaranteed Debt Incurred in reliance on such clause or clauses and provided further, that if at any time the aggregate amount of such Guarantees Incurred in reliance on this clause
     (5) exceeds the aggregate amount of such cash or Cash Equivalents so held by the Company (plus the amount of any reduction pursuant to the foregoing provision), the provisions of this clause (5) shall no longer be applicable to such Guarantees to the extent of such excess and an amount of such Guarantees equal to the amount of such excess shall be deemed to have been Incurred at the time such deficiency arose (this third proviso shall be applied successively whenever the amount of such cash and Cash Equivalents decreases);

          (6) Acquired Debt;

          (7) Debt consisting of Permitted Interest Rate, Currency or Commodity Price Agreements;

          (8) Debt of the Company, a Restricted Subsidiary of the Company, a Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate which is exchanged for or the proceeds of which are used to refinance or refund, or any extension or renewal of, outstanding Debt of the same entity (each of the foregoing, a "refinancing") in an aggregate principal amount not to exceed the principal amount of the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by the issuer thereof as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the issuer thereof incurred in connection with such refinancing; provided, however, that (A) Debt the proceeds of which are used to refinance the Securities or Debt which is pari passu with or subordinate in right of payment to the Securities shall only be permitted if (x) in the case of any refinancing of the Securities or Debt which is pari passu to the Securities, the refinancing Debt is Incurred by the Company and made pari passu to the Securities or subordinated to the Securities, and (y) in the case of any refinancing of Debt which is subordinated to the Securities, the refinancing Debt is Incurred by the Company and is so subordinated at least to the same extent; (B) the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, (x) has a Weighted Average Life to Maturity longer than the Weighted Average Life to Maturity of the Debt being refinanced and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase) of such Debt at the option of the holder thereof prior to the earlier of the final stated maturity or time of comparable redemption or retirement with respect to the Debt being refinanced, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase) which is conditioned upon provisions substantially similar to those described in Sections 10.14 and 10.16;

          (9) Debt in an aggregate amount not exceeding $200 million Incurred for the purpose of funding, and the net proceeds of which are applied to fund, capital expenditures of the Company or any of its Subsidiaries or Minority Owned Affiliates; and

          (10) Debt not otherwise permitted to be Incurred pursuant to clauses
     (1) through (9) above, which, together with any other outstanding Debt Incurred pursuant to this clause (10), has an aggregate principal amount not in excess of $75 million at any time outstanding.

     For purposes of the foregoing clauses (1) through (10), in case of any Incurrence of Debt by a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, the amount of Debt Incurred by such entity will be deemed to be the Company's Pro Rata Portion of such Debt.

     SECTION 10.09 Limitation on Restricted Payments.

     The Company may not, and may not permit any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to, directly or indirectly, (i) declare or pay any dividend or make any distribution in respect of the Capital Stock of the Company or to the holders thereof, excluding any dividends or distributions by the Company payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Redeemable Stock), (ii) purchase, redeem, or otherwise acquire or retire for value (a) any Capital Stock of the Company or any Related Person of the Company or (b) any options, warrants or other rights to acquire shares of Capital Stock of the Company or any Related Person of the Company or any securities convertible or exchangeable into shares of Capital Stock of the Company or any Related Person of the Company, (iii) redeem, repurchase, defease or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment Debt of the Company which is subordinate in right of payment to the Securities, or (iv) make any Investment, other than Permitted Investments (each of clauses (i) through (iv) being a "Restricted Payment") if:

          (1) an Event of Default, or an event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and is continuing or would result from such Restricted Payment, or

          (2) after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable fiscal-quarter period, the Company could not Incur at least $1.00 of additional Debt pursuant to the provisions of the first paragraph of
     Section 10.08, or

          (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from the date of the Indenture (including for this purpose, in respect of any Investment, only the Company's Pro Rata Portion of such Investment), excluding those made pursuant to the further proviso below or pursuant to clause (ii) or (vi) of the next paragraph, exceeds the sum of: (a) the difference of (x) 100% of cumulative Cellular Operating Income from March 31,

     1996, through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available minus (y) the product of 1.5 times cumulative Consolidated Interest Expense from March 31, 1996, through the last day of the last full fiscal quarter immediately preceding such Restricted Payment for which quarterly or annual fiscal statements of the Company are available; plus (b) $10 million; plus (c) 100% of the Company's Pro Rata Portion of the net reduction in Investments in any Unrestricted Subsidiary or Unrestricted Affiliate resulting from payments of interest on Debt, dividends, return of capital, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate from such Unrestricted Subsidiary or Unrestricted Affiliate (except to the extent that any such payment is included in the calculation of Consolidated Net Income) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries; provided that the amount included in this clause (c) shall not exceed the Company's Pro Rata Portion of the amount of Investments previously made by the Company and its Restricted Subsidiaries, Restricted Affiliates and Restricted Subsidiaries of Restricted Affiliates in such Unrestricted Subsidiary or Unrestricted Affiliate;

provided, further, that the Company, any Unrestricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate may make any Restricted Payment with the aggregate net proceeds received by the Company after the date of original issuance of the Securities, including the fair market value of property other than cash (as determined in good faith by the Board of Directors as evidenced by a resolution of the Board of Directors filed with the Trustee), from contributions of capital or the issuance and sale (other than to a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate) of Capital Stock (other than Redeemable Stock) of the Company, options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of the Company and Debt of the Company that has been converted into or exchanged for Capital Stock (other than Redeemable Stock and other than by or from a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate) of the Company after the date of original issuance of the Securities; provided that any such net proceeds received by the Company from an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination. Prior to the making of any Restricted Payment, the Company shall deliver to the Trustee an Officer's Certificate setting forth the computations by which the determinations required by clauses (2) and (3) above were made and stating that no Event of Default, or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, has occurred and is continuing or will result from such Restricted Payment.

     Notwithstanding the foregoing, so long as no Event of Default, or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and is continuing or would result therefrom, (i) the Company may pay any dividend on Capital Stock of any class within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company could have paid such dividend in accordance with the foregoing provisions; (ii) the Company may refinance any Debt otherwise as permitted by clause (8) of the second paragraph under Section 10.08 or solely in exchange for or out of the net proceeds of the substantially concurrent sale (other than from or to a Restricted Subsidiary, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate or from or to an employee stock ownership plan financed by loans from the Company or a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate) of shares of Capital Stock (other than Redeemable Stock) of the Company, provided that the amount of net proceeds from such exchange or sale shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph; (iii) the Company may purchase, redeem, acquire or retire any shares of Capital Stock of the Company solely in exchange for or out of the net proceeds of the substantially concurrent sale (other than from or to a Restricted Subsidiary, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate or from or to an employee stock ownership plan financed by loans from the Company or a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate) of shares of Capital Stock (other than Redeemable Stock) of the Company; (iv) the Company may make loans to employees in connection with such employees' exercise of options to purchase Capital Stock or otherwise in the ordinary course of business; (v) the Company may purchase, redeem, acquire or retire shares of its Capital Stock for aggregate consideration not to exceed $50 million and (vi) the Company may purchase or redeem any Debt from Net Available Proceeds to the extent permitted under Section 10.14. Any payment made pursuant to clause (i), (iii), (iv) or (v) of this paragraph shall be a Restricted Payment for purposes of calculating aggregate Restricted Payments pursuant to the preceding paragraph. SECTION

     10.10 Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

     The Company shall not, and shall not permit any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate (i) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock to the Company or any other Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate or pay any Debt or other obligation owed to the Company or any other such Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate; (ii) to make loans or advances to the Company or any other Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate; or (iii) to transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate.

     Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to, suffer to exist any such encumbrance or restriction

     (a) pursuant to any agreement in effect on the date of original issuance of the Securities;

          (b) pursuant to an agreement relating to any Debt Incurred by a Person (other than a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate existing on the date of original issuance of the Securities or any Person carrying on any of the businesses of any such Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate) prior to the date on which such Person became such a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate and outstanding on such date and not Incurred in anticipation of becoming such a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired;

          (c) pursuant to an agreement by which a Restricted Subsidiary, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate obtains financing, provided that (x) such restriction is not materially more restrictive than customary provisions in comparable financing agreements and (y) management of the Company determines that at the time such agreement is entered into such restriction will not materially impair the Company's ability to make payments on the Securities, such determination to be confirmed not less frequently than once a year by an Officer's Certificate delivered to the Trustee;

          (d) pursuant to an agreement effecting a renewal, refunding or extension of Debt Incurred pursuant to an agreement referred to in clause
     (a) or (b) or (c) above, provided, however, that the provisions contained in such renewal, refunding or extension agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement the subject thereof, as determined in good faith by management of the Company, such determination to be confirmed not less frequently than once a year by an Officer's Certificate delivered to the Trustee;

          (e) in the case of clause (iii) above, restrictions contained in any security agreement (including a capital lease) securing Debt of a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate otherwise permitted under the Indenture, but only to the extent such restrictions restrict the transfer of the property subject to such security agreement;

          (f) in the case of clause (iii) above, customary nonassignment provisions entered into in the ordinary course of business consistent with past practices in leases to the extent such provisions restrict the transfer or subletting of any such lease;

          (g) any restriction with respect to a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary or Restricted Affiliate, provided that consummation of such transaction would not result in an Event of Default or an event that, with the passing of time or the giving of notice or both, would constitute an Event of Default, that such restriction terminates if such transaction is closed or abandoned and that the closing or abandonment of such transaction occurs within one year of the date such agreement was entered into; or

     (h) such encumbrance or restriction is the result of applicable law or regulation.

     SECTION 10.11 [RESERVED]

     SECTION 10.12 Limitation on Liens Securing Company Subordinated Debt.

     The Company shall not, and shall not permit any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to, Incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any Debt of the Company that is expressly by its terms subordinate or junior in right of payment to any other Debt of the Company without making, or causing such Restricted Subsidiary or Restricted Affiliate to make, effective provision for securing the Securities (x) equally and ratably with such Debt as to such property or assets for so long as such Debt will be so secured or (y) in the event such Debt is subordinate in right of payment to the Securities, prior to such Debt as to such property or assets for so long as such Debt will be so secured.

     SECTION 10.13 Limitation on Guarantees of Company Subordinated Debt. The Company shall not permit any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, directly or indirectly, to assume, Guarantee or in any other manner become liable with respect to any Debt of the Company that is expressly by its terms subordinate or junior in right of payment to any other Debt of the Company.

     SECTION 10.14 Limitation on Asset Dispositions.

     (a) The Company may not, and may not permit any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to, make any Asset Disposition in one or more related transactions unless:

     (i) the Company or such Restricted Subsidiary or Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, as the case may be, receives consideration for such disposition at least equal to the fair market value for the assets sold or disposed of as determined by the Board of Directors in good faith and evidenced by a Board Resolution filed with the Trustee;

     (ii) at least 75% of the consideration for such disposition consists of
          (a) cash or readily marketable cash equivalents or the assumption of Debt of the Company (other than Debt that is subordinated to the Securities) or of such Restricted Subsidiary of the Company or Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate relating to such assets and release from all liability on the Debt assumed or (b) Related Assets; and

    (iii) the Company's Pro Rata Portion of the difference between all Net Available Proceeds, less any amounts invested within 360 days of such disposition in a Related Business or committed to such investment, are applied within 360 days of such disposition (1) first, to the permanent repayment or reduction of Senior Debt of the Company or Debt of a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, provided that except in the case of repayment or reduction of Senior Debt of the Company, only the Company's Pro Rata Portion of such Debt shall be deemed to have been repaid or reduced out of such funds remaining,
          (2) second, to the extent of the Company's Pro Rata Portion of any such funds remaining, to make an Offer to Purchase outstanding Securities at 100% of their principal amount plus accrued interest to the date of purchase and, to the extent required by the terms thereof, any other Debt of the Company that is pari passu with the Securities at a price no greater than 100% of the principal amount thereof plus accrued interest to the date of purchase, and (3) third, to the extent of any such funds remaining, to any other use as determined by the Company which is not otherwise prohibited by the Indenture.

     Notwithstanding the foregoing, the Company will not be required to purchase Securities pursuant to the requirements described in clause (iii)(2) of the preceding paragraph if the Company's Pro Rata Portion of the funds available for such use in respect of an Asset Disposition, together with the Company's Pro Rata Portion of the funds available for such use in respect of all prior Asset Dispositions, but which were not so used pursuant to the provisions described in this paragraph, are less than $10 million.

     (b) The Company will mail the Offer to Purchase required pursuant to
Section 10.14(a) not more than 360 days after consummation of the disposition referred to in Section 10.14(a). The aggregate principal amount of the Securities to be offered to be purchased pursuant to the Offer to Purchase shall equal the Net Available Proceeds available therefor pursuant to clause
(iii)(2) of Section 10.14(a) (rounded down to the next lowest integral multiple of $1,000). Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount.

     The Company shall not be entitled to any credit against its obligations under this Section 10.14 for the principal amount of any Securities acquired or redeemed by the Company otherwise than pursuant to the Offer to Purchase pursuant to this Section 10.14.

     (c) Not later than the date of the Offer with respect to an Offer to Purchase pursuant to this Section 10.14, the Company shall deliver to the Trustee an Officer's Certificate as to (i) the Purchase Amount, (ii) the allocation of the Net Available Proceeds from the Asset Disposition pursuant to which such Offer is being made, and (iii) the compliance of such allocation with the provisions of Section 10.14(a).

     The Company and the Trustee shall perform their respective obligations specified in the Offer to Purchase and in this Section 10.14. On or prior to the Purchase Date, the Company shall (i) accept for payment (on a pro rata basis, if necessary) Securities or portions thereof tendered pursuant to the Offer, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) money sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officer's Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security of like tenor equal in principal amount to any unpurchased portion of the Security surrendered. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof.

     (d) Notwithstanding the foregoing, this Section 10.14 shall not apply to any Asset Disposition which constitutes a transfer, conveyance, sale, lease or other disposition of all or substantially all of the Company's properties or assets within the meaning of Section 8.01 hereof.

     SECTION 10.15 Transactions with Affiliates and Related Persons. The Company may not, and may not permit any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to, enter into any transaction (or series of related transactions) with an Affiliate or Related Person of the Company (other than the Company or a Restricted Subsidiary of the Company which is an 80% or more owned Subsidiary prior to such transaction), including any Investment, either directly or indirectly, unless such transaction is on terms no less favorable to the Company or such Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person and is in the best interests of such Company or such Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate. For any transaction that involves in excess of $5 million, a majority of the disinterested members of the Board of Directors shall determine that the transaction satisfies the above criteria and shall evidence such a determination by a Board Resolution filed with the Trustee.

     The foregoing restriction shall not apply to (i) reasonable and customary payments on behalf of directors, officers or employees of the Company or any of its Restricted Subsidiaries, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates, or in reimbursement of reasonable and customary payments or reasonable and customary expenditures made or incurred by such Persons as directors, officers or employees, (ii) any Restricted Payment permitted under Section 10.09 and any Permitted Investment; provided, however, that any Investment (including any Permitted Investment) made in reliance on this clause (ii) is in the best interests of the Company, and (iii) any loan or advance by the Company or a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to employees of any of them in the ordinary course of business.

     SECTION 10.16 Change of Control.

     (a) Within 60 days of the occurrence of a Change of Control Triggering Event, the Company will be required to make an Offer to Purchase all Outstanding Securities at a purchase price equal to 101% of their principal amount plus accrued interest to the date of purchase.

     (b) The Company and the Trustee shall perform their respective obligations specified in the Offer to Purchase. Prior to the Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Offer, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) money sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officer's Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

     (c) A "Change of Control Triggering Event" will be deemed to have occurred if a Change of Control has occurred and a Rating Decline occurs.

     (d) A "Change of Control" will be deemed to have occurred at such time as either (a) any Person (other than a Permitted Holder) or any Persons acting together that would constitute a "group" (a "Group") for purposes of Section 13(d) of the Securities Exchange Act of 1934, or any successor provision thereto (other than Permitted Holders), together with any Affiliates thereof, shall beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, or any successor provision thereto) at least 50% of the aggregate voting power of all classes of Voting Stock of the Company; or (b) any Person or Group (other than Permitted Holders), together with any Affiliates thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who was a nominee of or is an Affiliate of such Person or Group, will constitute a majority of the Board of Directors of the Company.

     (e) A "Rating Decline" will be deemed to have occurred if at any time within the earlier of (i) 90 days after the date of public notice of a Change of Control, or of the intention of the Company or of any Person to effect a Change of Control and (ii) the occurrence of the Change in Control (which period shall in either event be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by a Rating Agency), the rating of the Securities is decreased by either Rating Agency by one or more Gradations and the rating by both Rating Agencies on the Securities following such downgrade is below Investment Grade.

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     SECTION 10.17 Provision of Financial Information.

     Whether or not the Company is required to be subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports and other documents which the Company would have been required to file with the Commission pursuant to such
Section 13(a) or 15(d) or any successor provision thereto if the Company were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so required. The Company shall also in any event (a) within 15 days of each Required Filing Date
(i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, and (ii) file with the Trustee, copies of the annual reports and other documents which the Company files with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto or would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provisions thereto if the Company were required to be subject to such Sections and (b) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder.

     SECTION 10.18 Limitation on Lines of Business.

     The Company shall, and shall cause each Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to, directly or indirectly engage primarily in a Related Business.

     SECTION 10.19 Payment of Additional Amounts.

     The Company agrees that, if any deduction or withholding of any present or future withholding taxes, levies, imposts or charges whatsoever imposed by or for the account of Luxembourg or any political subdivision or taxing authority thereof or therein shall be required, the Company will (subject to compliance by the holders of the Securities with any relevant administrative requirements) pay such additional amount in respect of principal (and premium, if any) and interest (the "Additional Amounts") as may be necessary in order that the net amounts paid to such holders pursuant to the Securities after such deduction or withholding shall equal the respective amounts of principal (and premium, if any) and interest specified in the Securities; provided, however, that the foregoing shall not apply to any such tax, levy, impost or charge which would not be payable but for the fact that the holder of a Security is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, Luxembourg or such political subdivision or otherwise having some connection with Luxembourg other than the holding or ownership of such Security or the collection of principal of (and premium, if any) and interest on such Security or the enforcement of such Security.

     SECTION 10.20 Guarantee.

     The Company shall cause Millicom International Operations, B.V., a corporation incorporated under the laws of the Netherlands and, its wholly-owned subsidiary to execute and deliver a guarantee pursuant to which Millicom International Operations, B.V. shall guarantee full payment of the Securities and other amounts under the Indenture on the terms and conditions set forth in this Indenture and the guarantee agreement attached hereto as Exhibit E.

     SECTION 10.21 Waiver of Certain Covenants.

     The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 8.01 and 10.05 to 10.19, inclusive, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect; provided, however, with respect to an Offer to Purchase as to which an Offer has been mailed, no such waiver may be made or shall be effective against any Holder tendering Securities pursuant to such Offer, and the Company may not omit to comply with the terms of such Offer as to such Holder.

                                 ARTICLE ELEVEN

                            Redemption of Securities

     SECTION 11.01 Right of Redemption.

     (a) The Securities may be redeemed, as a whole or in part, at the election of the Company, at any time prior to Maturity, upon not less than 30 nor more than 60 days' notice by mail from the Company to each Holder of Securities to be redeemed (with a copy to the Trustee) at such Holder's address appearing in the Security Register, at the option of the Company either (i) in cash, in amounts of $1,000 or an integral multiple of $1,000, at the Redemption Price, together with accrued interest (including Special Interest) to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest (including Special Interest) due on an Interest Payment Date that is on or prior to the Redemption Date), (ii) in such number of shares of the Company's common stock calculated (by the Company) by dividing the principal amount of Securities being repaid by the lesser of (x) the Conversion Price and (y) the average of the closing prices of the Company's Common Stock over the 60-day period immediately preceding the Redemption Date, or (iii) any combination of (i) and (ii). For purposes of this Indenture, any references to "Redemption Price," any rights thereto and the satisfaction and payment thereof shall include both the payment in cash and in shares of the Company's Common Stock provided for in this Section 11.01(a).

     (b) On and after the Redemption Date, unless the Company shall default in the payment of the Redemption Price, interest will cease to accrue on the principal amount of the Securities or portions thereof called for redemption and for which funds have been set apart for payment, and such Securities, or portions thereof, shall cease after the close of business on the Business Day immediately preceding the Redemption Date to be convertible into shares of the Company's Stock and, except as provided in this Section 11.01, to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such

Securities, or portions thereof, except the right to receive the Redemption Price thereof and accrued and unpaid interest up to, but not including, the Redemption Date. In the case of Securities or portions thereof redeemed on a Redemption Date which is also an Interest Payment Date, the interest payment due on such date shall be paid to the person in whose name the Security is registered at the close of business on the relevant Regular Record Date.

     (c) The Securities further may be redeemed, as a whole, at the election of the Company if, as the result of any change in or any amendment to the laws of Luxembourg, or of any political subdivision or taxing authority thereof or therein, affecting taxation, or any change in an application or interpretation of such laws either generally or in relation to the Securities, which change or amendment to such laws becomes effective on or after May 8, 2003, or which change in application or interpretation is notified to the Company on or after such date, it is determined by the Company that the Company would be required to pay any Additional Amounts pursuant to Section 10.19 of this Indenture or the terms of any Security thereof in respect of interest on the next succeeding Interest Payment Date pursuant to the terms of the Securities at a Redemption Price equal to 100% of the principal amount thereof plus accrued interest to the date fixed for redemption. Prior to any redemption of such a series of Securities pursuant to this Section 11.01(c), the Company shall provide the Trustee with an Opinion of Counsel that the conditions precedent to the right of the Company to redeem such Securities pursuant to this Section have occurred. Such Opinion of Counsel shall be based on the laws and application and interpretation thereof in effect on the date of such opinion or to become effective on or before the next succeeding Interest Payment Date.

     SECTION 11.02 Applicability of Article.

     Redemption of Securities at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.

     SECTION 11.03 Election to Redeem; Notice to Trustee.

     The election of the Company to redeem any Securities pursuant to Section
11.01 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and whether or not such redemption will be in cash or in shares of the Company's Common Stock (including the amount of such shares). In the case of any redemption at the election of the Company pursuant to Section 11.01 prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer's Certificate evidencing compliance with Section
11.01 and the calculation of the number of shares of the Company's Common Stock issued in such redemption, if applicable.

     SECTION 11.04 Selection by Trustee of Securities to Be Redeemed. If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee by lot from the Outstanding Securities not previously called for redemption, using such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Securities of a denomination larger than $1,000.

     The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

     SECTION 11.05 Notice of Redemption.

     Notice of redemption shall be given by the Company by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

     All notices of redemption shall state:

          (1) the Redemption Date,

          (2) the Redemption Price,

          (3) whether the redemption is being made in cash pursuant to Section 11.01(a)(i) or in shares of the Company's Common Stock pursuant to Section 11.01(a)(ii) and, if being made pursuant to Section 11.01(a)(ii), a brief statement setting forth the Company's calculation of the number of shares issued thereunder

          (4) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed,

          (5) that Securities called for redemption may be converted at any time prior to the close of business on the day before the last Trading Day immediately preceding the Redemption Date and if not converted prior to the close of business on such date, the right of conversion will be lost;

          (6) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date,

          (7) the place or places where such Securities are to be surrendered for payment of the Redemption Price,

          (8) that in the case that a Security is only redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities in an aggregate amount equal to the unredeemed portion of the Security,

          (9) the aggregate principal amount of Securities being redeemed, and
     (10) the CUSIP number or numbers of the Securities being redeemed.

     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

     SECTION 11.06 Deposit of Redemption Price.

     Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) either (i) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date or (ii) the amount of shares of the Company's Common Stock issued for the redemption of all the Securities which are to be redeemed on that date, calculated pursuant to Section 11.01(a)(ii).

     SECTION 11.07 Securities Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.08.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

     SECTION 11.08 Securities Redeemed in Part.

     Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to
Section 10.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or

Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                 ARTICLE TWELVE

                            Conversion of Securities

     SECTION 12.01 Right to Convert.

     Subject to and upon compliance with the provisions of this Indenture, each Holder of Securities shall have the right, at his or her option, at any time on or before the close of business on the last Trading Day prior to the applicable date of Maturity (except that with respect to any Security or portion thereof which is called for redemption prior to such date, such right will terminate, except as provided in Section 12.02(e), at the close of business on the last Trading Day preceding the date fixed for redemption (unless the Company defaults in payment of the Redemption Price in which case the conversion right will terminate at the close of business on the date such default is cured) to convert the principal amount of any Security held by such Holder, or any portion of such principal amount which is $1,000 or integral multiples thereof, into that number of fully paid and non-assessable shares of the Company's Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Security or portion thereof to be converted by the Conversion Price in effect at such time and by surrender of the Security so to be converted in whole or in part in the manner provided in Section 12.02. A Holder of Securities is not entitled to any rights of a Holder of shares of the Company's Common Stock until such Holder of Securities has converted his or her Securities to shares of the Company's Common Stock, and only to the extent such Securities are deemed to have been converted to shares of the Company's Common Stock under this Article Twelve. The Company covenants to effect such conversion by procuring the issuance of shares of the Company's Common Stock and payment of cash in lieu of fractional shares in exchange for and in consideration of the delivery of such Securities in the manner set forth in
Section 12.02. The shares shall be duly authorized, validly issued fully paid and nonassessable shares of the Company's Common Stock.

     SECTION 12.02 Exercise of Conversion Privilege; Issuance of Shares of Common Stock on Conversion; No Adjustment for Interest or Dividends.

     (a) To exercise, in whole or in part, the conversion privilege with respect to any Security, the holder of such Security shall surrender such Security, duly endorsed, at an office or agency maintained by the Company pursuant to Section 10.02, accompanied by the funds, if any, required by the final paragraph of this Section 12.02 and a duly signed and completed written notice of conversion in the form provided on the Securities (or such other notice which is acceptable to the Company) to the office or agency that the holder of Securities elects to convert such Security or such portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which are issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 12.07. Each such Security surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Security, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder of Securities or his or her duly authorized attorney. The holder of such Securities will not be required to pay any tax or duty which may be payable in respect of the issue or delivery of shares of the Company's Common Stock on conversion, but will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of shares of the Company's Common Stock in a name other than the same name as the registration of such Security. The date on which the holder of Securities satisfies each of the requirements provided in this paragraph shall be referred to as the "Conversion Date."

     (b) As promptly as practicable after satisfaction of the requirements for conversion set forth above, the Company shall issue and shall deliver or cause to be delivered to such holder at the office or agency maintained by the Company for such purpose pursuant to Section 10.02, (1) a certificate or certificates for the number of full shares of the Company's Common Stock issuable upon the conversion of such Security and (2) a check or cash in an amount calculated pursuant to Section 12.03 in respect of any fractional interest in respect of a share of the Company's Common Stock arising upon such conversion no later than the tenth Business Day after the Conversion Date.

     (c) Certificates representing shares of the Company's Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid. In case any Security of a denomination of integral multiples greater than $1,000 is surrendered for partial conversion, the Company shall execute, and the Trustee shall authenticate and deliver or cause to be delivered to the Holder of the Security so surrendered, without charge to him or her, a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Security.

     (d) Each conversion shall be deemed to have been effected as to any such Security (or portion thereof) on the applicable Conversion Date, and the person in whose name any certificate or certificates for shares of the Company's Common Stock are issuable upon such conversion shall be deemed to have become on the applicable Conversion Date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the Company's stock transfer books are closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Security is surrendered.

     (e) Any Security or portion thereof surrendered for conversion during the period from the close of business on a Regular Record Date for any interest payment through the close of business on the last Trading Day immediately preceding such Interest Payment Date shall (unless such Security or portion thereof being converted has been called for redemption pursuant to a notice of redemption mailed by the Company to the holders in accordance with the provisions of Section 11.05) be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided, however, that no such payment need be made if there exists at the time of conversion a default in the payment of interest on the Securities. An amount equal to such payment shall be paid by the Company on such Interest Payment Date to the holder of such Security at the close of business on such Regular Record Date; provided, however, that if the Company defaults in the payment of interest or on such Interest Payment Date, such amount shall be paid to the person who made such required payment. Except as provided above in this Section 12.02, no adjustment shall be made for interest accrued on any Security converted or for dividends on any shares of the Company's Common Stock issued upon the conversion of such Security as provided in this Article Twelve.

     SECTION 12.03 Cash Payments in Lieu of Fractional Shares.

     No fractional shares of the Company's Common Stock or scrip representing fractional shares shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered for conversion. If any fractional share of the Company's Common Stock otherwise would be issuable upon the conversion of any Security or Securities, the Company shall make an adjustment therefor in cash based upon the Current Market Price of the Company's Common Stock on the last Trading Day prior to the Conversion Date.

     SECTION 12.04 Conversion Price.

     The conversion price shall be $10.75 per share of the Company's Common Stock, subject to adjustment as provided in Section 12.05.

     SECTION 12.05 Adjustment of Conversion Price.

     The Conversion Price shall be adjusted from time to time by the Company as follows:

     (a) If the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding shares of Common Stock in shares of the Company's Common Stock (including, for the avoidance of doubt, a dividend or distribution that permits the recipient to elect between cash and Common Shares), the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of the Company's Common Stock outstanding at the close of business on the Record Date (as defined in Section 12.05(g)) fixed for such determination and the denominator shall be the sum of such number of shares of the Company's Common Stock and the total number of shares of the Company's Common Stock constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this
Section 12.05(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

     (b) If the outstanding shares of the Company's Common Stock shall be subdivided or split into a greater number of shares of the Company's Common Stock or the Company issues any shares of Capital Stock in connection with a reclassification or consolidation of its Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective or issuance occurs shall be proportionately reduced, and, conversely, if the outstanding shares of the Company's Common Stock shall be combined or consolidated into a smaller number of shares of the Company's Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective or issuance occurs.

     (c) If the Company shall issue rights or warrants (which term shall include any rights to purchase or subscribe for Common Stock or other securities which are convertible into shares of Capital Stock of the Company to all or substantially all holders of its outstanding shares of the Company's Common Stock entitling such holders to subscribe for or purchase shares of the Company's Common Stock at a price per share less than the Current Market Price of the Company's Common Stock on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of the Company's Common Stock outstanding at the close of business on the Record Date plus the number of shares of the Company's Common Stock which the aggregate offering price of the total number of shares of the Company's Common Stock so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of the Company's Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of the Company's Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that shares of the Company's Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to be the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of the Company's Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of the Company's Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of the Company's Common Stock, there shall be taken into account any consideration received for such rights or warrants, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

     (d) If the Company shall, by dividend or otherwise, issue or distribute to all holders of its Common Stock shares of any class of Capital Stock of the Company (other than any dividends or distributions to which Section 12.05(a) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding (i) any rights or warrants of a type referred to in
Section 12.05(c) and (ii) dividends and distributions paid exclusively in cash) (the foregoing hereinafter in this Section 12.05(d) called the "Equity Securities"), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in section 12.05(g)) of the Company's Common Stock on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) on such date of the portion of the Equity Securities so distributed applicable to one share of the Company's Common Stock and the denominator shall be equal to the sum of the Current Market Price of the Company's Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the fair market value (as so determined) of the portion of the Equity Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Company's Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Securities shall have the right to receive upon conversion of a Security (or any portion thereof) the amount of Equity Securities such holder would have received had such holder converted such Security (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 12.05(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Company's Common Stock pursuant to Section 12.5(g) to the extent possible.

     Rights or warrants distributed by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of the Company's Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of shares of the Company's Common Stock, shall be deemed not to have been distributed for purposes of this Section 12.05(d) (and no adjustment to the Conversion Price under this Section 12.05(d) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment to the Conversion Price under this Section 12.05(d) shall be made. If any such rights or warrants, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 12.05 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of the Company's Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of the Company's Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

     For purposes of Sections 12.05(a) and (c) and this Section 12.05(d), any dividend or distribution to which this Section 12.05(d) is applicable that also includes shares of the Company's Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 12.05(c) applies, shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of the Company's Common Stock or rights or warrants to which Section 12.05(c) applies (and any Conversion Price reduction required by this Section 12.05(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of the Company's Common Stock or such rights or warrants (and any further Conversion Price reduction required by Section 12.05(a) and (c) with respect to such dividend or distribution shall then be made, except that (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of Section 12.05(a) and as "the date fixed for the determination of shareholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of
Section 12.05(c) and (B) any shares of the Company's Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of
Section 12.05(a)).

     (e) If the Company shall, by dividend or otherwise, distribute cash to all holders of its Common Stock (excluding any cash that is distributed upon a merger or consolidation to which Section 12.06 applies or as part of a distribution referred to in Section 12.05(d)) in an aggregate amount that, combined together with (1) the aggregate amount of any other such all-cash distributions to all holders of its Common Stock within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 12.05(e) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 12.05(f) has been made, exceeds 10% of the product of (x) the Current Market Price (determined as provided in Section 12.05(g)) of the Common Stock on the Record Date with respect to such distribution times (y) the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price (determined as provided in Section 12.05(g)) of the Common Stock on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 10% allocable to the shares of Common Stock (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a resolution of the Board of Directors) and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price of the Common Stock on such Record Date; provided, however, that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Securities shall have the right to receive upon conversion of a Security (or any portion thereof) the amount of cash such holder would have received had such holder converted such Security (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

     (f) If a tender offer made by the Company or any of its subsidiaries for all or any portion of the Company's Common Stock expires and such tender offer (as amended upon the expiration thereof) requires the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that, combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the Company's Common Stock, expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 12.05(f) has been made and (2) the aggregate amount of any such all-cash distributions to all holders of the Company's Common Stock within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 12.05(e) has been made, exceeds 10% of the product of (x) the Current Market Price (determined as provided in Section 12.05(g)) of the Company's Common Stock as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times (y) the number of shares of the Company's Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to holders of Common Stock based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares of Common Stock validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the

"Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 12.05(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 12.05(f).

     (g) For purposes of this Section 12.05, the following terms shall have the meaning indicated:

     (i) "Current Market Price" means the average of the daily closing price per share of Common Stock for the 10 consecutive Trading Days immediately prior to the date in question; provided, however, that
          (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.05(a), (b), (c), (d), (e) or (f) occurs during such 10 consecutive Trading Days, the closing price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.05(a), (b), (c), (d), (e) or
          (f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the closing price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the closing price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Sections 12.05(d) or (f), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of the Company's Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under Section 12.05(f), the Current Market Price on any date shall be deemed to be the average of the daily closing prices per share of the Company's Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.05(a), (b),
          (c), (d), (e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the closing price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such applicable Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the shares of the Company's Common Stock, trade regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of the Company's Common Stock means the first date on which the shares of the Company's Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the shares of the Company's Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 12.05, such adjustments shall be made to the applicable Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12.05 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

          (ii) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

     (h) The Company (with notice to the Trustee) may make such reductions in the Conversion Price, in addition to those required by Sections 12.05(a), (b),
(c), (d), (e) and (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of the Company's Common Stock or rights to purchase shares of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

     The Company from time to time may, to the extent permitted by law, reduce the Conversion Price by any amount for any period of at least 20 days, if the Board of Directors has made a determination that such reduction would be in the Company's best interests, which determination shall be conclusive and described in a resolution of the Board of Directors. The reduction in Conversion Price shall be irrevocable during this period. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the holders of Securities at his or her last address appearing on the Security Register a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

     (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Section 12.05(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article Twelve shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

     No adjustment need be made for a change in the par value or no par value of the Company's Common Stock.

     (j) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail (first class postage prepaid) such notice of such adjustment of the Conversion Price to each Holder of Securities at his or her last address appearing on the Register of holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

     (k) In any case in which this Section 12.05 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event issuing to the holder of any Security converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment.

     (l) For purposes of this Section 12.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of the Company's Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     SECTION 12.06 Effect of Reclassification, Consolidation, Merger or Sale.

     If any of the following events occur:

     (i) any reclassification or change of the outstanding shares of the Company's Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

     (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such shares of the Company's Common Stock; or

    (iii) any sale or conveyance of the properties and assets of the Company as an entirety or substantially as an entirety to any other corporation as a result of which holders of the Company's Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Securities shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of the Company's Common Stock issuable upon conversion of the Securities (assuming, for such purposes, a sufficient number of authorized shares of the Company's Common Stock available to convert all such Securities) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance, assuming such holder of shares of the Company's Common Stock did not exercise his or her rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, sale or conveyance is not the same for each share of the Company's Common Stock in respect of which such rights of election have not been exercised ("non-electing share"), then, for the purposes of this Section 12.06, the kind and amount of securities, cash or other property receivable upon such consolidation, merger, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Twelve. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of the Company's Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

     The Company shall cause notice of the execution of such supplemental indenture to be mailed (first class postage prepaid) to each holder of Securities at his or her address appearing on the Security Register within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

     The above provisions of this Section 12.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

     If this Section 12.06 applies to any event or occurrence, Section 12.05 shall not apply.

     SECTION 12.07 Taxes on Shares Issued.

     The issue of stock certificates on conversions of Securities shall be made without charge to the converting holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Security converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     SECTION 12.08 Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock.

     The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the conversion of the Securities from time to time as such Securities are presented for conversion.

     Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of the Company's Common Stock issuable upon conversion of the Securities, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such shares of the Company's Common Stock at such adjusted Conversion Price.

     The Company covenants that all shares of the Company's Common Stock issued upon conversion of Securities will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

     The Company further covenants that as long as the Common Stock is listed on The Nasdaq National Market and the Luxembourg Stock Exchange, or their respective successors, the Company shall cause all shares of the Company's Common Stock issuable upon conversion of the Securities to be eligible for such listing in accordance with, and at the times required under, the requirements of such market, and if at any time the Company's Common Stock becomes quoted on the New York Stock Exchange or listed on any other national securities exchange, the Company shall cause all shares of its Common Stock issuable upon conversion of the Securities to be so quoted or listed and kept so quoted or listed.

     SECTION 12.09 Responsibility of Trustee.

     The Trustee shall not at any time have any duty or responsibility to any holders of Securities to determine the Conversion Price or determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee makes no representations with respect thereto. Subject to the provisions of Section 6.01, the Trustee shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of the Company's Common Stock or stock certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article Twelve. Without limiting the generality of the foregoing, the Trustee shall not have any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 12.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by holders of Securities upon the conversion of their Securities after any event referred to in such Section 12.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate and Opinion of Counsel (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

     SECTION 12.10 Notice to Holders Prior to Certain Actions.

     If:

     (a) the Company declares a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings or other than a dividend that results in an adjustment in the Conversion Price pursuant to
Section 12.05 as to which the Company has made an election in accordance with
Section 12.05(m)); or

     (b) the Company authorizes the granting to all or substantially all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of Common Stock or any other rights or warrants (other than rights or warrants referred to in the second paragraph of Section 12.05(d)); or

     (c) there is any reclassification of the Company's Common Stock (other than a subdivision or combination of outstanding shares of the Company's Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; or

     (d) there is any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall cause to be filed with the Trustee and to be mailed to each holder of Securities at his or her address appearing on the Register maintained for that purpose as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating
(x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of the Company's Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of the Company's Common Stock of record shall be entitled to exchange their shares of the Company's Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

                                ARTICLE THIRTEEN

                       Defeasance and Covenant Defeasance

     SECTION 13.01 Company's Option to Effect Defeasance or Covenant
Defeasance.

     The Company may at its option by Board Resolution, at any time, elect to have either Section 13.02 or Section 13.03 applied to the Outstanding Securities upon compliance with conditions set forth below in this Article Thirteen.

     Upon the Company's exercise of the option provided in Section 13.01 applicable to this Section, the Company may be deemed to have been discharged from its obligations with respect to the Outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities and to have satisfied all its other obligations under the Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 13.04 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 3.04, 3.05, 3.06, 3.07, 6.07, 10.02 and 10.03, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 13.02 notwithstanding the prior exercise of its option under Section 13.03.

     SECTION 13.02 Covenant Defeasance.

     Upon the Company's exercise of the option provided in Section 13.01 applicable to this Section, (i) the Company shall be released from its obligations under Sections 10.05 through 10.19, inclusive, and Clauses (2), (3) and (4) of Section 8.01 and (ii) the occurrence of an event specified in Sections 5.01(3), 5.01(4) (with respect to Clauses (2), (3) or (4) of Section 8.01), 5.01(5) (with respect to any of Sections 10.05 through 10.19, inclusive), 5.01(6) and 5.01(7) shall not be deemed to be an Event of Default (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, Clause or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section, Clause or Article or by reason of any reference in any such Section, Clause or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

     SECTION 13.03 Conditions to Defeasance or Covenant Defeasance.

     The following shall be the conditions to application of either Section
13.02 or Section 13.03 to the then Outstanding Securities:

          (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities,
     (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and each installment of interest on the Securities on the Stated Maturity of such principal or installment of interest in accordance with the terms of this Indenture and of such Securities. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          (2) In the case of an election under Section 13.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

          (3) In the case of an election under Section 13.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.

          (4) The Company shall have delivered to the Trustee an Officer's Certificate to the effect that the Securities, if then listed on any securities exchange, will not be delisted as a result of such deposit.

          (5) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 6.08 and for purposes of the Trust Indenture Act with respect to any securities of the Company.

          (6) No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsections 5.01(8) and (9) are concerned with respect to the Company, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (7) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

          (8) The Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 13.02 or the covenant defeasance under Section 13.03 (as the case may be) have been complied with.

          (9) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

     SECTION 13.04 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

     Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee--collectively, for purposes of this Section 13.05 only, the "Trustee") pursuant to Section 13.04 in respect of the Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law. Money so held in trust shall not be subject to the provisions of this Article Thirteen.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

     Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 13.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee at the Company's expense, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

     SECTION 13.05 Reinstatement.

     If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 13.02 or 13.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Thirteen until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 13.02 or 13.03; provided, however, that if the Company makes any payment of principal of (and premium, if any) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.

                              ____________________

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed. Dated:


                                            MILLICOM INTERNATIONAL CELLULAR S.A.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

Attest:


--------------------------------


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

Attest:


--------------------------------

     This is one of the Securities referred to in the within-mentioned
Indenture.


                                            THE BANK OF NEW YORK,
                                              as Trustee

                                            By:
                                                --------------------------------
                                                Authorized Signatory

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.


                                            MILLICOM INTERNATIONAL CELLULAR S.A.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

Attest:


--------------------------------
By

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

Attest:


--------------------------------
By


                                            THE BANK OF NEW YORK,
                                              as Trustee

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

Attest:


--------------------------------
By

                                                              ANNEX A -- Form of
                                                        Regulation S Certificate

                            REGULATION S CERTIFICATE

     (For transfers pursuant to ss. 3.06(b)(i) and (iii) of the Indenture) The Bank of New York 101 Barclay Street, 21st Floor New York, New York 10286

Re:     2% Senior Convertible Notes due 2006 of Millicom
        International Cellular S.A. (the "Securities")

     Reference is made to the Indenture, dated as of __________________ (the "Indenture"), from Millicom International Cellular S.A. (the "Company") to The Bank of New York, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

     This certificate relates to U.S. $_____________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

     CUSIP No(s).__________________________________________________

     CERTIFICATE No(s).____________________________________________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the Depository or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

     The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Regulation S Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

          (1) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144: (

               A) the transfer is occurring after ____________________ and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

               (B) the transfer is occurring after _____________________ and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

          (2) Other Transfers. If the transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act, evidence that such exemption exists and is available.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


Dated:                               -------------------------------------------
                                     (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:
                                        (If the Undersigned is a corporation,
                                         partnership or fiduciary, the title of
                                         the person signing on behalf of the
                                         Undersigned must be stated.)

                                                   ANNEX B -- Form of Restricted
                                                   Securities Certificate


                       RESTRICTED SECURITIES CERTIFICATE

                   (For transfers pursuant toss.3.06(b) (ii),
                     (iii), (iv) and (v) of the Indenture)

The Bank of New York
101 Barclay Street, 21st Floor
New York, New York 10286

        Re: 2% Senior Convertible PIK Notes due 2006 of
            Millicom International Cellular S.A. (the "Securities")

     Reference is made to the Indenture, dated as of May 8, 2003 (the "Indenture"), from Millicom International Cellular S.A. (the "Company") to The Bank of New York, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

     This certificate relates to U.S. $_______________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

        CUSIP No(s).__________________________________________________

        CERTIFICATE No(s).____________________________________________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the Depository or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

     The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Restricted Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as:

               (1) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

                    (A) the transfer is occurring after ________________ and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

                    (B) the transfer is occurring after _________________ and
               the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

               (2) Other Transfers. If the transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act, evidence that such exemption exists and is available.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


Dated:                                    ------------------------------------
                                          (Print the name of the Undersigned,
                                          as such term is defined in the
                                          second paragraph of this certificate.)


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:
                                         (If the Undersigned is a corporation,
                                          partnership or fiduciary, the title of
                                          the person signing on behalf of the
                                          Undersigned must be stated.)

                                                 ANNEX C -- Form of Unrestricted
                                                 Securities Certificate

                      UNRESTRICTED SECURITIES CERTIFICATE
        (For removal of Securities Act Legends pursuant to ss.3.06(c))

The Bank of New York
101 Barclay Street, 21st Floor
New York, New York 10286

        Re: 2% Senior Convertible PIK Notes due 2006 of
            Millicom International Cellular S.A. (the "Securities")

     Reference is made to the Indenture, dated as of May 8, 2003 (the "Indenture"), from Millicom International Cellular S.A. (the "Company") to The Bank of New York, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

     This certificate relates to U.S. $_______________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

        CUSIP No(s). __________________________________________

        CERTIFICATE No(s)._____________________________________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the Depository or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

     The Owner has requested that the Specified Securities be exchanged for Securities bearing no Securities Act Legend pursuant to Section 3.06(c) of the Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after _______________________ and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. The Owner also acknowledges that any future transfers of the Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


Dated:                                    --------------------------------------
                                          (Print the name of the Undersigned, as
                                          such term is defined in the second
                                          paragraph of this certificate.)


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:
                                          (If the Undersigned is a corporation,
                                          partnership or fiduciary, the title of
                                          the person signing on behalf of the
                                          Undersigned must be stated.)

                                                                        ANNEX D


                      MILLICOM INTERNATIONAL CELLULAR S.A.

                                                          _____________, 1996

The Depository Trust Company
 55 Water Street, 49th Floor
New York, New York 10041

The Bank of New York,
  As Trustee
101 Barclay Street, 21st Floor
New York, New York 10286

        Re:  2%  Senior Convertible PIK Notes due 2006

Ladies and Gentlemen:

     Reference is hereby made to the Indenture dated as of May 8, 2003 (the "Indenture"), between Millicom International Cellular S.A., as Issuer, and The Bank of New York, as Trustee. Capitalized terms used and not defined herein shall have the meanings given them in the Indenture.

     This letter relates to U.S. $______________ principal amount of Securities represented by the Regulation S Global Security, held by the Trustee pursuant to Section 2.01 of the Indenture. We hereby certify that the offering of the Securities closed on ________________ and therefore, the restricted period (as defined in Regulation S) with respect to the offer and sale of the Securities will terminate on _________, ________.


                                          MILLICOM INTERNATIONAL CELLULAR S.A.


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

cc:  Euroclear
     Clearstream

                                                                         ANNEX E


                                    GUARANTEE

     GUARANTEE, dated as of May 7, 2003 made by Millicom International Operations, B.V., a corporation incorporated under the laws of the Netherlands (the "Guarantor") the undersigned indirect wholly-owned subsidiary of Millicom International Cellular, S.A. (the "Company") in favor of the Holders and the Trustee (each as defined in the Indenture referred to below).

     Reference is made to the Indenture between the Company and the Trustee, dated as of May 8, as amended and supplemented from time to time (the "Indenture"), covering the Company's 2% Senior Convertible PIK Notes due 2006 (collectively the "Securities," each a "Security").

                              W I T N E S S E T H:

     WHEREAS the Company is restructuring its 13 1/2% Senior Subordinated Discount Notes by way of exchanging them for certain new notes including the Securities in an exchange offer and consent solicitation and in consideration thereof, the Guarantor has agreed to enter into this Guarantee to guarantee the obligations of the Company under the Indenture for the benefit of the Holders and the Trustee in the manner set out in this Guarantee;

     WHEREAS, under the terms of Section 10.20 of the Indenture, the Company is required to cause the Guarantor to enter into this Guarantee; and

     NOW THEREFORE, in consideration of the promises therein, the Guarantor hereby agrees with and for the benefit of the Holders as follows:

                                   Article I.

                                   Definitions

     Section 1.1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Indenture.

                                  Article II.

                 Representations and Warranties of the Guarantor

     The Guarantor hereby represents and warrants to the Trustee and the Holders as follows:

     Section 2.1. Due Existence; Compliance. The Guarantor is a corporation incorporated under the laws of the Netherlands and is validly existing under the laws of such jurisdiction and has all requisite power and authority under such laws to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and to execute, deliver and perform its obligations under this Guarantee. The Guarantor is in compliance in all material respects with all applicable law, rules, regulations and orders.

     Section 2.2. Corporate Authorities; No Conflicts. The execution, delivery and performance by the Guarantor of this Guarantee is within its corporate powers and has been duly authorized by all necessary corporate and stockholder approvals or partnership or other approvals and (i) does not contravene its organizational documents or any law, rule, regulation, judgment, order or decree applicable to or binding on the Guarantor and (ii) does not contravene, and will not result in the creation of any lien under, any provision of any contract, indenture, mortgage or agreement to which the Guarantor is a party, or by which it or any of its properties are bound, other than liens permitted under the Indenture. Without prejudice to the generality of the foregoing, the Guarantor represents and warrants that this Guarantee will not be voidable under the Netherlands Commercial Code, including without limitation Section 2.7 of such code. For purposes of this Section 2.2, "lien" means, with respect to any asset, an in rem security interest (zakelijk zekerheidsrecht) such as a mortgage (hypotheek), pledge (pandrecht) or attachment (beslag).

     (a) Government Approvals and Authorizations. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by or enforcement against the Guarantor of this Guarantee (except such governmental approvals or authorizations as have been duly obtained or made and remain in full force and effect).

     (b) Legal, Valid and Binding. This Guarantee is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

     (c) Ranking. The obligations of the Guarantor under this Guarantee rank pari passu with other non-subordinated, senior, unsecured obligations of the Guarantor (subject to any rights of set-off or counterclaim that may exist).

     (d) Immunities. Neither the Guarantor nor its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under applicable law.

     (e) No Filing. To ensure the legality, validity, enforceability or admissibility in evidence of this Guarantee in the Netherlands and the United States or any other jurisdiction in which the Guarantor conducts business, it is not necessary that this Guarantee be filed or recorded with any court or other authority in such jurisdiction, or that any stamp or similar tax be paid on or with respect to this Guarantee, or, if such actions are necessary, they have been taken.

     (f) Solvency. The Guarantor is able to pay its debts as they fall due and is not currently insolvent on a balance sheet basis and is not the subject of any petitions/actions/resolutions pending or presently before a court which seek to subject the Guarantor to: voluntary or involuntary liquidation; dissolution; the sale of any collateral; receivership; bankruptcy (or faillissement in The Netherlands); assignment for the benefit of creditors; reorganization; administration (or surseance van betaling in The Netherlands); any arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Guarantor.

                                  Article III.

                                    Guarantee

     Section 3.1. Guarantee. The Guarantor hereby absolutely, irrevocably and unconditionally agrees, subject only to the limitations expressly set forth in this Guarantee, to pay, as primary obligor and not as a surety, in full basis to the Holders of Securities from time to time, whether such rights under this Guarantee are asserted by the Trustee or directly by any such Holder (without duplication of amounts theretofore paid by the Company or the Guarantor (including without duplication of amounts theretofore paid under this Guarantee)), if, as and when due, regardless of any defense, right of setoff, deduction, withholding or counterclaim that the Guarantor may have or assert (other than the defense of payment having been made) and without abatement, suspension, deferment or diminution on account of any event or condition whatsoever:

     (a) any due and payable interest payments required to be paid on the Securities in accordance with their terms (including without limitation Special Interest and Additional Amounts);

     (b) the Redemption Price required to be paid for each Security called for redemption, plus an amount equal to accrued interest, if any, from the last Interest Payment Date accrued on a daily basis to the Redemption Date, and all other amounts outstanding thereon; and

     (c) upon Maturity of the Securities, or a dissolution, winding up or liquidation or bankruptcy or similar proceeding of the Company, the aggregate principal amount of the Securities, plus any accrued interest at the stated rate from the last Interest Payment Date, through the date of payment, and all other amounts outstanding thereon (collectively, the "Guarantee Payments").

     This Guarantee is a guarantee of payment and not of collection.

     All Guarantee Payments shall include interest accrued on such Guarantee Payments (including Special Interest), at a rate per annum equal to the stated interest rate of the Securities, since the date of the claim asserted under this Guarantee relating to such Guarantee Payments through the date of payment of or the date full payment is offered on such claim.

     The Guarantor's obligations to make any of the Guarantee Payments may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Company to pay such amounts to the Holders. In addition, the Guarantor's obligations to make the payments described above will exist regardless of any defense, right of set-off or counter claim that the Company may have or assert (other than payment).

     No reference herein to the Indenture and no provision of this Guarantee or of the Indenture shall alter or impair the Guarantee of the Guarantor, which is absolute and unconditional, independent from the due and punctual payment of the principal of and interest on the Securities.

     The obligations of the Guarantor under this Guarantee rank pari passu with other senior unsecured obligations of the Guarantor.

     The Guarantor waives any right or remedy to require that any action be brought first against the Company or any other Person or entity before proceeding directly against the Guarantor. The Guarantor hereby further expressly waives any right of protest, presentment, notice or demand whatsoever, and any claims of waiver, release, surrender, alteration or compromise and all defenses (other than payment), set-offs, counterclaims, recoupments, reductions, limitations, impairments or terminations, whether arising hereunder or otherwise. This Guarantee shall continue to be effective or be reinstated if any payment to the Holders or the Trustee by the Company on account of any Guaranteed Payment is returned to the Company or is rescinded upon the dissolution, winding-up, liquidation or bankruptcy of the Company.

     Upon making any payment pursuant this Guarantee, the Guarantor shall be subrogated to the rights of the payee against the Company with respect to such payment; provided, however, that the Guarantor shall not claim or enforce any payment by way of subrogation if and as long as any amounts under or in connection with the Securities are outstanding.

     Section 3.2. No Waiver, etc. The obligations, covenants, agreements and duties of the Guarantor under this Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

     (i) the release or waiver, by operation of law or otherwise, of the performance or observance by the Company of any express or implied agreement, covenant, term or condition relating to the Securities to be performed or observed by the Company under the Securities, the Indenture or otherwise;

     (ii) any failure, omission, delay or lack of diligence on the part of the Trustee or the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Trustee or the Holders pursuant to the terms of the Securities, or any action on the part of the Company granting indulgence or extension of any kind;

    (iii) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Company or any of the assets of the Company;

     (iv) any invalidity, illegality or unenforceability of, or defect or deficiency in, the Securities;

     (v) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

     (vi) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent that the obligations of each of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Holders or the Trustee to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

     The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Company with respect to the Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in paragraphs (i) through (vi) above.

     Section 3.3. Enforcement by Trustee. Should the Guarantor default in respect of any of its obligations under this Guarantee, including any covenants the Trustee will have the right to enforce the terms of the Guarantee for the benefit of the Holders. The Holders of not less than a majority in total principal amount of the outstanding Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee regarding the Guarantor's obligations under the Guarantee or to direct the exercise of any trust or power conferred upon the Trustee under this Guarantee. If the Trustee fails to enforce the Guarantee, then any holder of Securities may institute a legal proceeding directly against the Guarantor to enforce the relevant trustee's rights under the guarantee, without first instituting a legal proceeding against the Company, the Trustee or any other person or entity.

     Section 3.4. Limitation on Liability. Any term or provision of this Guarantee to the contrary notwithstanding, the maximum aggregate amount of the Guarantee Payments guaranteed hereunder by the Guarantor shall not exceed the maximum amount that can be hereby guarantied without rendering this Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

                                  Article IV.

                                  Miscellaneous

     Section 4.1. Successors and Assigns. This Agreement shall be continuing, irrevocable and binding on the Guarantor and its successors and assigns and shall inure to the benefit of the Holders and their successors and assigns and, in the event of any transfer or assignment of rights by any Holder in accordance with the terms of the Indenture, the rights and privileges conferred upon that party in this Guarantee and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Guarantee and the Indenture. The Guarantor may not assign or transfer any of its rights and obligations under this Guarantee, without the prior written consent of the Trustee. This Guarantee is an irrevocable continuing guarantee of the Guarantee Payments which shall continue in effect until all of the Guarantee Payments have been fully, finally and indefeasibly paid.

     Section 4.2. Notices. All notices and other communications provided for hereunder shall be given to in the manner and subject to the other notice provisions set forth in the Indenture, provided however, that such notices shall be delivered (i) if to the Trustee, the Holders or the Company, in the manner provided in the Indenture and (ii) if to the Guarantor, at its address set forth below:

                  Millicom International Operations B.V.
                  Att: The Managing Director
                  Locatellikade 1, Parnassustoren
                  1076 AZ Amsterdam

     Section 4.3. Parties. This Guarantee shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, including, without limitation, the Holders and the Trustee. Nothing expressed or mentioned in this Guarantee is otherwise intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Guarantee or any provisions herein contained.

     Section 4.4. Waivers, Amendments and Remedies. The failure to insist in any one or more instances upon strict performance of any of the provisions of this Guarantee or to take advantage of any rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights, but the same shall continue and remain in full force and effect. Except as otherwise expressly limited in this Guarantee, all remedies under this Guarantee shall be cumulative and in addition to every other remedy provided for herein or by law. No provisions of this Guarantee may be amended or waived except by a written instrument executed by the Guarantor and the Trustee, on behalf of the Holders.

     Section 4.5. Governing Law. The Guarantee shall be governed by and construed in accordance with the laws of the State of New York, except for the ranking provisions as set forth in Section 2.2 subparagraph (c), which shall be governed by the laws of The Netherlands. Any claim or proceeding brought to enforce the Guarantor's obligations herein shall be brought exclusively before any federal or state court in the Borough of Manhattan, The City of New York. The Guarantor will irrevocably and unconditionally (i) submit itself and its property in any legal action or proceeding relating to the Guarantee to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, appellate courts from any thereof and courts of its own corporate domicile, with respect to actions brought against it as defendant; (ii) consent that any such action or proceeding may be brought in such courts and waive any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (iii) appoint CT Corporation System, currently having an office at 111 Eighth Avenue, New York, New York 10011, as its agent to receive on its behalf service of all process in any such action or proceeding, such service being hereby acknowledged by the Guarantor to be effective and binding in every respect.

     Section 4.6. Partial Invalidity. If any provision of this Guarantee or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Guarantee and the application of such provision or provisions to the other parties and circumstances will not be affected thereby, the provisions of this Guarantee being severable in any such instance.

     Section 4.7. Entire Agreement. This Guarantee embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

     Section 4.8. Expenses, Etc. The Guarantor agrees to pay or to reimburse the Holders and the Trustee for all reasonable out of pocket costs and expenses (including reasonable attorneys' fees and expenses) that may be incurred by any of them in any effort to enforce any of the obligations of Guarantor under this Guarantee, whether or not any lawsuit is filed, including all such out of pocket costs and expenses (and reasonable attorneys' fees and expenses) incurred by such party in any bankruptcy, reorganization, workout or similar proceeding of Guarantor.

     IN WITNESS WHEREOF, the Guarantor has executed this Guarantee as of the date first above written.


MILLICOM INTERNATIONAL OPERATIONS B.V.

By:
    ----------------------------------
    Name:
    Title:

                                                                         ANNEX F


                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), attached as Annex F to this Indenture (as defined below) is being entered into in connection therewith and is being made part thereof, as set forth in Section 1.01 of each of the Indentures covering the Company's 11% Senior Notes Due 2006 (the "11% Notes" and such Indenture the "11% Indenture") and the Company's 2% Senior Convertible PIK Notes Due 2006 (the "2% Notes" and together with the 11% Notes, the "Notes" and such Indenture the "2% Indenture" and together with the 11% Indenture the "Indentures," each an "Indenture"), respectively, in the definition of "Registration Rights Agreement." Any Holder of Notes pursuant to the Indentures, by virtue of holding such Notes, is deemed to have accepted and agreed and being made subject to the terms and obligations and is entitled to the rights under this Agreement as set forth herein.

                                 R E C I T A L S

     1. This Agreement is made in accordance with the Company's private amended and restated Offering Memorandum, dated April 16, 2003, (the "Offering Memorandum") under which the Company offered to holders of its existing 13-1/2% Senior Subordinated Discount Notes due 2005 (the "Old Notes") who are not U.S. persons, or who are U.S. persons that are either "qualified institutional buyers" or institutional "accredited investors" (as each of those terms are defined under the Securities Act of 1933, as amended (the "Securities Act")) and who can make the representations to exchange upon the terms and subject to the conditions set forth in the Offering Memorandum, to exchange their Old Notes for Notes without registration under the Securities Act, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and the provisions of Rule 506 of Regulation D, promulgated under the Securities Act (the "Exchange Offer and Consent Solicitation").

     2. In accordance with the Section "Notice to Investors and Transfer Restrictions" in Offering Memorandum, each holder of Notes (each a "Holder" and collectively the "Holders") is deemed to make the representations and further acknowledgments and agreements set forth in such section.

     3. In order to induce the Holders to tender their Old Notes in the Exchange Offer and Consent Solicitation, the Company has agreed with certain Holders to provide to the Holders (and their permitted transferees, if any) the registration rights set forth in this Agreement with respect to the resale of the Notes, as well as with respect to the resale of the common stock of the Company issuable upon conversion of the 2% Notes (the "Conversion Shares").

     4. Capitalized terms used but not defined herein shall have the meaning provided in the indentures governing the Notes, each dated May [8], 2003, between the Company and the Trustee, as the same may be amended from time to time (the "Indentures").

     In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders intending to be legally bound, agree as follows:

                                   Article I.

                               Registration Rights

     Section 1.1. Filing of Form F-3 Resale Registration Statement. As soon as practicable and, in no event later than December [4], 2003 (the "Effective Date"), the Company shall file with the Securities and Exchange Commission (the "SEC" or the "Commission") a registration statement on Form F-3 pursuant to Rule 415 under the Securities Act, or, in the event that Form F-3 is unavailable to the Company, a registration statement on such other SEC Form that is available to the Company (together with any exhibits, amendments or supplements thereto, and any documents incorporated by reference therein, the "Registration Statement"), with respect to the resale of the Notes and the Conversion Shares, and any securities of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Notes and Conversion Shares, provided that at least 50% of holders of Registrable Securities (as defined below) have submitted the information required by Article II for inclusion in such Registration Statement. The securities described in the preceding sentence are collectively referred to herein as the "Registrable Securities"; provided, that the term "Registrable Securities" shall not include securities transferred to a person other than a permitted transferee under the Offering Memorandum and the Indentures.

     Section 1.2. Effectiveness of Registration Statement. The Company shall, subject to Article VI hereof, use its commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable and within 90 days after the filing thereof, and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective from the date such Registration Statement becomes effective until the earlier of (i) the sale of all the securities registered thereunder, (ii) two years after the Effective Date and (iii) the holding period mandated in Rule 144(k) of the Securities Act of 1933 or any successor provision thereof "Effectiveness Period").

     Section 1.3. Supplements; Amendments. Subject to Sections V and VI hereof, the Company shall supplement or amend the Registration Statement, (i) as required by Form F-3 (or such other form as is available to the Company at such time), including, without limitation, the instructions applicable to Form F-3, or by the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules and regulations promulgated under the Securities Act or the Exchange Act, respectively, (ii) upon receipt of the information set forth in Article II below, as is necessary to permit at least 5% of holders of the then-outstanding 11% Notes, 2% Notes or Conversion Shares, respectively, at any time and from time to time, to be included in the prospectus contained in such Registration Statement and to deliver such prospectus to purchasers of the Notes or the Conversion Shares, as the case may be, and (iii) to include in the Registration Statement any additional securities that become Registrable Securities by operation of the definition thereof. The Company shall furnish to the Holders of such Registrable Securities to which the Registration Statement relates copies of any such supplement or amendment sufficiently in advance of its use and/or filing with the Commission.

                                  Article II.

                     Provision of Information by the Holders

     Section 2.1. Information To Be Provided By Holders. Each of the Holders whose Registrable Securities are included in the Registration Statement shall furnish to the Company at least five (5) business days prior to each of (i) the initial filing of the Registration Statement and (ii) any supplement or amendment to such Registration Statement in accordance with Section 1.3., a completed questionnaire set forth on Annex A hereto (the "Questionnaire") and such other information regarding such Holder as the Company may reasonably request in writing and as shall be reasonably required or advisable in connection with any registration, qualification or compliance referred to in this Agreement (such information together with the Questionnaire the "Holder Information"), and shall promptly notify the Company if such Holder Information becomes incorrect or misleading, or requires amendment or updating; provided that such Holder Information shall only be used in connection with the completion of the Registration Statement. Subject to the foregoing, Holders hereby also waive any notice of the initial filing of the Registration Statement and agree that such Holders and their successors and assigns will promptly notify the Company of any changes in such Holder Information.

     Section 2.2. Special Interest. Any Holder that does not complete and deliver the Holder Information will not be named as a selling security holder in the prospectus and therefore will not be permitted to sell the Notes or the Conversion Shares pursuant to the Registration Statement and will not be entitled to receive, and the Company shall not be obligated to pay, Special Interest (as defined in the Indentures). Further, the Holders shall not be entitled to receive, and the Company shall not be obligated to pay, Special Interest if the Company is not required to file a Registration Statement because the 50% threshold set forth in Section 1.1 is not met.

     Section 2.3. Transfer Restrictions. Each Holder further acknowledges the restrictions set forth in the Offering Memorandum in the Section "Notice to Investors and Transfer Restrictions" and that such Holder will not resell any Registrable Securities pursuant to the Registration Statement in any manner other than as provided therein or herein.

                                  Article III.

                             Registration Procedures

     Section 3.1. Registration. The Company will advise the Holders as to the status of the preparation, filing and effectiveness of the Registration Statement and, at the Company's expense, will do the following:

     (a) make available to each Holder upon their request a copy of the Registration Statement (including all exhibits thereto) and any prospectus forming a part thereof and any amendments and supplements thereto (including all documents incorporated or deemed incorporated by reference therein prior to the effectiveness of the Registration Statement and including each preliminary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, which documents, other than documents incorporated or deemed incorporated by reference, will be subject to the review of the information contained therein regarding the Holders and any plan for resale of the Registrable Securities by the Holders for a period of at least seven (7) business days from the Holder's receipt of such documents, and the Company shall not file the Registration Statement or such prospectus or any amendment or supplement to the Registration Statement or prospectus if any Holder shall reasonably object within a seven (7) business day period after the receipt thereof unless the Company shall have been advised by its counsel that the Registration Statement or such prospectus or amendment or supplement thereto is required under the Securities Act or the rules or regulations adopted thereunder in connection with the distribution of Registrable Securities by the Holders or the Company. A Holder shall be deemed to have reasonably objected to such filing only if the Registration Statement, amendment, prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission with respect to such Holder or its plan of resale;

     (b) make available to each Holder upon their request one copy of the Registration Statement and of each amendment and supplement thereto (in each case including all exhibits) and such number of copies of the prospectus forming a part of the Registration Statement and any prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act;

     (c) use its commercially reasonable efforts (i) to register or qualify all Registrable Securities covered by the Registration Statement under state securities, or "blue sky," laws of such States of the United States of America where required and where an exemption is not available and as the Holders of Registrable Securities covered by the Registration Statement shall reasonably request, (ii) to keep such registration or qualification in effect for the Registration Period, and (iii) to take any other action which may be reasonably necessary or advisable to enable the Holders to consummate the disposition of the securities to be sold by the Holders in such jurisdictions, consistent with the plan of distribution described in the prospectus included in the Registration Statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

     (d) use its commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be registered or qualified with or approved by all other applicable governmental authorities as may be necessary, in the opinion of counsel to the Company and counsel to the Holders of Registrable Securities, to enable the Holders thereof to consummate the disposition of such Registrable Securities;

     (e) subject to Article VI hereof, promptly notify the Trustee on behalf of the Holders and each Holder selling Registrable Securities covered by the Registration Statement (i) upon discovery that, or upon the occurrence of any event as a result of which, the prospectus forming a part of the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of proceedings for that purpose, (iii) of any request by the Commission for (A) amendments to the Registration Statement or any document incorporated or deemed to be incorporated by reference in the Registration Statement, or (B) supplements to the prospectus forming a part of the Registration Statement, or (C) additional information, or
(iv) of the receipt by the Company of any notification with respect to the suspension of the registration, qualification or exemption from registration or qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and at the request of the Trustee as directed by such Holders or any such selling Holder promptly prepare and file an amendment to the Registration Statement or a supplement to the prospectus, as the Company may deem necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact relating to any holder of Registrable Securities required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and make available to each Holder upon their request a reasonable number of copies of such supplement to, or amendment of, such registration statement and prospectus, and, in the event of a stop order, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any the Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction;

     (f) if reasonably requested by any Holder or if required by law or SEC or other applicable rule or regulation, promptly incorporate in the Registration Statement such appropriate information as the Holder may reasonably request to have included therein by filing a Form 6-K, or filing a supplement to the prospectus, to reflect any change in the information regarding the Holder, and make all required filings with the Commission in respect of any offer or sale of Registrable Securities or any amendment or supplement to the Registration Statement or related prospectus provided, however that the Company shall only be obligated to include the information of Holders of Registrable Securities in such prospectus who, from time to time, collectively hold collectively at least 5% of the then-outstanding 11% Notes, the 2% Notes and/or the Conversion Shares, respectively and have provided the Holder Information to the Company for inclusion in the prospectus;

     (g) use its commercially reasonable efforts to cause all Registrable Securities included in the Registration Statement to be listed on The Nasdaq National Market ("Nasdaq") and each securities exchange on which securities of the same class are then listed, or, if not then listed on any securities exchange or Nasdaq, to be eligible for trading in any over-the-counter market or trading system in which securities of the same class are then traded;

     (h) the Trustee shall have no duty to monitor the Company's performance of its obligations under this Agreement; and

     (i) Article VI of each of the Indentures is incorporated herein by reference.

                                   Article IV.

                                 Indemnification

     Section 4.1. Indemnification by the Company. The Company will indemnify and hold harmless to the fullest extent permitted by law:

     (a) the Trustee;

     (b) each of the Holders, as applicable, and

     (c) each of the Holder's officers, directors, members and general and limited partners,

with respect to the Registration Statement, against all expenses, claims, losses, damages and liabilities (joint or several) (or actions, investigations or proceedings in respect thereof) (collectively, a "Claim") arising out of or based on any actual or alleged untrue statement of a material fact, or any omission of a material fact required to be stated therein or necessary in order to make the statements included therein not misleading, contained in the Registration Statement, any prospectus or other offering document (including any related registration statement, notification or the like) incident to the registration, qualification or compliance, or any violation by the Company of the Securities Act or the Exchange Act or any other laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors, members and partners, and each Person controlling each of the Holders, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such Claim; provided, however, that the Company will not be liable in any such case to the extent that any such Claim (i) arises out of or is based on any untrue statement or omission based upon the Holder Information or any other written information furnished to the Company by the Holders or their representatives and stated to be specifically for use therein, or (ii) is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of any person or entity set forth in subsections (a) through (c) above.

     Section 4.2. Indemnification by the Holders. Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such Registration Statement is being effected, severally and not jointly, indemnify the Company, each of its directors and officers, and each Person who "controls" the Company within the meaning of SEC Rule 405 under the Securities Act, Section 15 of the Securities Act or Section 20 of the Exchange Act, and each other Holder, against all Claims arising out of or based on any actual or alleged untrue statement of a material fact, or any omission or a material fact required to be stated therein or necessary in order to make the statement included or incorporated therein not misleading, contained in the Registration Statement, prospectus, or other offering document made by or on behalf of such Holder, and will reimburse the Company and each other Holder, its respective directors, officers, partners, members or control Persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such Claim, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in the Registration Statement, prospectus, offering memorandum or other document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use therein; provided, however, that the several obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to the Registration Statement.

     Section 4.3. Procedures. Each party entitled to indemnification under this Agreement (each, an "Indemnified Party") shall give written notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any Claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such Claim; provided that counsel for the Indemnifying Party, who shall conduct the defense of such Claim, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of one such counsel for all Indemnified Parties shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the investigation or defense of any such Claim shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement or compromise which does not include an unconditional release of the Indemnifying Party from all liability in respect to such Claim. Each Indemnified Party shall furnish such information regarding itself or the Claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the investigation and defense of such Claim.

     Section 4.4. Contribution. If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Claim or expense, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such Claim, as well as any other relevant equitable considerations; provided, however, that the Company will not be liable in any such case to the extent that any such Claim (i) arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or their Representatives and stated to be specifically for use therein, or (ii) is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of any person or entity set forth in Section 4.1(a) through 4.1(c) above. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and provided that each Holder shall not be required to contribute, in the aggregate, more than the net proceeds received by such Holder from the sale of its Registrable Securities pursuant to the Registration Statement and further provided that the obligations of the Holders under this Section 4.4 shall be several and not joint.

     Section 4.5. Periodic Payments. The indemnification and contribution required by this Article IV shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                                   Article V.

                                    Marketing

     The Company shall use its commercially reasonable efforts to undertake such marketing efforts, in consultation with the holders of Registrable Securities listed on Schedule V hereto1, as are appropriate for similar securities of comparable issuers, provided, however, that the Company shall only be required to undertake any such efforts at the request of at least 5% of Holders of then-outstanding Registrable Securities who have provided to the Company the Holder Information for inclusion in the prospectus and provided further, however, that the Company shall only be obligated to undertake one such effort pursuant to this Agreement.

                                   Article VI.

                                    Expenses

     Section 6.1. The Company shall pay all expenses, fees and costs incurred in connection with the preparation, filing, distribution and effectiveness of the Registration Statement and any supplements or amendments thereto, whether or not the Registration Statement becomes effective, and whether all, none or some of the Registrable Securities are sold pursuant to the Registration Statement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and state securities, or "blue sky," fees, and the expense of any special audits incident to or required by, or in connection with the filing and effectiveness of the Registration Statement. The Holders shall, severally and not jointly, pay all selling commissions, brokerage fees and stock transfer taxes applicable to the Registrable Securities sold by such Holder.

                                  Article VII.

                             Holdback; Postponement

     Notwithstanding the other provisions of this Agreement, if (a) there is material non-public information regarding the Company which the Company's Board of Directors reasonably and in good faith determines not to be in the Company's best interest to disclose and which the Company is not otherwise required to disclose, or (b) there is a extraordinary business opportunity (including but not limited to the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar extraordinary transaction not in the ordinary course of business) available to the Company which the Company's Board of Directors reasonably and in good faith determines not to be in the Company's best interest to disclose, then the Company may postpone or suspend filing or effectiveness of a registration statement for a period not to exceed 30 days in any 90 day period, provided that the Company may not postpone or suspend filing or effectiveness of a registration statement for more than 180 days in the aggregate during any 365-day period and there shall be an aggregate of not more than two (2) suspensions during any 365-day period; provided, however that no postponement or suspension shall be permitted for consecutive 90 day periods arising out of the same set of facts, circumstances or transactions.

                                 Article VIII.

                            Rule 144 Reporting, Etc.

     Section 8.1. SEC Reporting Compliance.

     (a) During the Effectiveness Period and with a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company will:

     (i) make and keep "current public information" regarding the Company available, as defined in Commission Rule 144(c) under the Securities Act, and cooperate with the Holders and take such further reasonable action as the Holders may reasonable request in writing (including, without limitation, making such reasonable representations as the Holders may reasonably request);

     (ii) use its commercially reasonable efforts to file with the Commission in a timely manner all SEC Reports and other filings and documents required of the Company under the Securities Act and the Exchange Act; and

    (iii) so long as a Holder owns any Registrable Securities, furnish to such Holder and the Trustee forthwith upon request a written statement by the Company as to its compliance with the reporting requirements under the Securities Act and the Exchange Act, including compliance with SEC Rule 144(c), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of, or reasonably obtainable by, the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

     Notwithstanding the foregoing, nothing in this Section 7.1(a) shall be deemed to require the Company to register any of its securities (other than the Conversion Shares) under any section of the Exchange Act, unless otherwise required.

     (b) The Company shall timely file the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instruction to Form F-3 in order to allow the Company to be eligible to file registration statements on Form F-3.

                                  Article IX.

                                  Miscellaneous

     Section 9.1. Assignment. The registration rights set forth herein may be assigned, in whole or in part, to any transferee of Registrable Securities permitted in accordance with the Indentures, which transferee, upon registration on the Company's or its transfer agent's books and records as a holder of record of Registrable Securities, shall be considered thereafter to be a Holder and shall be bound by all obligations and limitations of this Agreement and the Indentures.

     Section 9.2. Section Headings. The titles and headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

     Section 9.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law rules thereof to the extent that the application of the law of another jurisdiction would be required thereby. Any claim or proceeding brought to enforce the Company's obligations herein shall be brought exclusively before any federal or state court in the Borough of Manhattan, The City of New York. The Company will irrevocably and unconditionally (i) submit itself and its property in any legal action or proceeding relating to the Guarantee to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, appellate courts from any thereof and courts of its own corporate domicile, with respect to actions brought against it as defendant;
(ii) consent that any such action or proceeding may be brought in such courts and waive any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (iii) appoint CT Corporation System , currently having an office at 111 Eighth Avenue, New York, New York 10011, as its agent to receive on its behalf service of all process in any such action or proceeding, such service being hereby acknowledged by the Company to be effective and binding in every respect.

     Section 9.4. Notices.

     (a) All communications under this Agreement shall be in writing and shall be delivered by facsimile, by hand, by reliable overnight delivery service such as UPS or FedEx or by registered or certified mail, postage prepaid, to the address listed in the Indentures, or at such other address as it may have furnished in writing to respective other party.

     (b) Any notice so addressed shall be deemed to be given (i) if delivered by hand, on the date of such delivery, (ii) if sent by reliable overnight delivery service such as UPS or FedEx, on the first business day following the date of delivery to such service for overnight delivery, (iii) if delivered by facsimile, on the date of such facsimile, or (iv) if mailed by registered or certified mail, on the third business day after the date of such mailing. In the event that any notice is sent by facsimile transmission to the Company, such transmission shall be followed immediately by overnight delivery to the Company of such notice.

     Section 9.5. Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. No other person is intended to or shall have any rights or remedies hereunder, whether as a third part beneficiary or otherwise.

     Section 9.6. Severability. In the event that any provision contained herein is unenforceable, the remaining provisions shall continue in full force and effect.

     Section 9.7. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holders, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any provision hereof, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a Holder of any breach or default under this Agreement, or any waiver by a Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in the writing, and that all remedies, either under this Agreement, or by law or otherwise afforded to a Holder, shall be cumulative and not alternative.

     Section 9.8. Entire Agreement; Amendment. This Agreement is a part of and read to be in conjunction with the applicable Indenture to which it is attached. This Agreement and the Indentures and any other document contemplated hereby or thereby constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersede all prior understandings, written or otherwise, among such parties. This Agreement may be amended only in a writing signed by the Company and the Holders of at least a majority in principal amount of the then outstanding Registrable Securities.

--------
1 The Initial Participants.

                                     ANNEX A

             Form of Selling Securityholder Notice and Questionnaire

     The undersigned beneficial holder of 11% Senior Amortizing Notes due 2006 (the "11% Notes") and 2% Senior Convertible PIK Notes due 2006 (the "2% Notes" and together with the 11% Notes the "New Notes") of Millicom International Cellular, S.A. ("MIC" or the "Company") or shares of common stock issued upon conversion of the 2% Notes, (together with the New Notes, the "Registrable Securities"), of the Company understands that the Company has filed or intends to file with the Securities and Exchange Commission a registration statement on Form F-3, or, in the event that Form F-3 is unavailable to the Company, a registration statement on such other SEC Form that is available to the Company, (the "Shelf Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the Registrable Securities in accordance with the terms of the Registration Rights Agreement (the "Registration Rights Agreement") between the Company and the holders named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement.

     Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions, as described below). Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire prior to the effectiveness of the Shelf Registration Statement so that such beneficial owners may be named as selling securityholders in the related prospectus at the time of effectiveness. Upon receipt of a completed Notice and Questionnaire from a beneficial owner following the effectiveness of the Shelf Registration Statement, the Company will, as promptly as practicable, file such amendments to the Shelf Registration Statement or supplements to the related prospectus as are necessary to permit such holder to deliver such prospectus to purchasers of Registrable Securities. The Company has agreed to pay liquidated damages pursuant to the Registration Rights Agreement under certain circumstances as set forth therein.

     Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related prospectus.

                                     Notice

     The undersigned beneficial owner (the "Selling Securityholder") of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

     The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

                                  Questionnaire

                  1. Full legal Name of Selling Securityholder:

     ---------------------------------------------------------------------------
Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in (3) below are held:

     ---------------------------------------------------------------------------
Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in (3) below are held:

        -----------------------------------------------------------------
                2. Address for Notices to Selling Securityholder:

         Telephone:_____________________________________________________________

         Fax:___________________________________________________________________

         Contact Person:________________________________________________________

               3. Beneficial Ownership of Registrable Securities:

Type and Principal Amount of Registrable Securities beneficially owned:

     ---------------------------------------------------------------------------
CUSIP No(s). of such Registrable Securities beneficially owned:

     ---------------------------------------------------------------------------
             4. Beneficial Ownership of other Company securities owned by the Selling Securityholder:

Except as set forth below in this Item (4),the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item (3).

Type and Amount of Other Securities beneficially owned by the Selling
Securityholder:

     ---------------------------------------------------------------------------
CUSIP No(s). of such Other Securities beneficially owned:

     ---------------------------------------------------------------------------
                        5. Relationship with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, directors or principal equityholders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

                            6. Plan of Distribution:

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Shelf Registration Statement only in accordance with the following principles (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or alternatively, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent's commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market,
(iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities, short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here:

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company.

     The undersigned acknowledges that it understands its obligation to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

     The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein.

     Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholders against certain liabilities.

     In accordance with the undersigned's obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

     By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

     IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:


                                                     Beneficial Owner


                                                     By:
                                                         -----------------------
                                                         Name:
                                                         Title:



PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO MIC.